EXHIBIT 4.5
“CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE LEGEND BIOTECH CORPORATION HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT LEGEND BIOTECH CORPORATION TREATS AS PRIVATE OR CONFIDENTIAL.”

OFFICE LEASE AGREEMENT

LANDLORD:        LEGACY BRIDGEWATER, LLC

TENANT:        LEGEND BIOTECH USA, INC.

BUILDING:         77 Corporate Drive, Bridgewater, NJ

INDEX

BASIC LEASE PROVISIONS

ARTICLE I    GRANT; TERM; DELIVERY
    Section    1.01    Premises
    Section    1.02    Lease Term
    Section    1.03    Delivery and Acceptance of Premises

ARTICLE II    RENT
    Section    2.01    General
    Section    2.02    Base Rent
    Section    2.03    Additional Rent
    Section    2.04    Late Charges; Interests

ARTICLE III    COMMON AREAS; OPERATING EXPENSES; TAXES AND ELECTRICAL COSTS
    Section    3.01    Definitions
    Section    3.02    Control and Use of Common Areas
    Section    3.03    Tenant’s Proportionate Share of Operating Expenses, Taxes and Electrical Costs

ARTICLE IV    USE OF PREMISES; COMPLIANCE WITH LAWS; ENVIRONMENTAL OBLIGATIONS
    Section    4.01    Use of Premises; Right of Access
    Section    4.02    Compliance with Laws
    Section    4.03    Environmental Obligations and Indemnity
    Section 4.04    Use of Fire Stairwells
    Section 4.05    Furniture

ARTICLE V    SERVICES
    Section    5.01    Services
    Section    5.02    High Demand Use
    Section    5.03    Interruption of Services
    Section 5.04    Generator

ARTICLE VI    REPAIR AND MAINTENANCE
    Section    6.01    Landlord’s Maintenance Obligations
    Section    6.02    Tenant’s Maintenance Obligations.

ARTICLE VII    INTENTIONALLY DELETED

ARTICLE VIII    ALTERATIONS; MECHANICS' LIENS
    Section    8.01    Alterations
    Section    8.02    Mechanics’ Liens

ARTICLE IX    INSURANCE AND INDEMNITY
    Section    9.01    Insurance Obligations
    Section    9.02    Waiver of Property Damage Claims
    Section    9.03    Indemnification
    Section    9.04    Waiver and Release

ARTICLE X    ASSIGNMENT AND SUBLETTING
    Section 9.01 Change of Control; Transfer
    Section 9.02 Landlord Consent

ARTICLE XI    RIGHT OF ENTRY BY LANDLORD

ARTICLE XII    EMINENT DOMAIN

ARTICLE XIII    DESTRUCTION OR DAMAGE

ARTICLE XIV    SUBORDINATION

ARTICLE XV    DEFAULT AND REMEDIES
    Section    15.01    Default by Tenant
    Section    15.02    Landlord Remedies
    Section    15.03    Landlord Default

ARTICLE XVI    TENANT'S PROPERTY

ARTICLE XVII     QUIET ENJOYMENT

ARTICLE XVIII SURRENDER OF POSSESSION; HOLDING OVER
    Section    18.01    Surrender of Possession
    Section    18.02    Holding Over

ARTICLE XIX    MISCELLANEOUS
    Section    19.01    Signs
    Section    19.02    Telecommunications
    Section    19.03    Estoppel Certificate; Financial Information
    Section    19.04    Notices
    Section    19.05    Force Majeure
    Section    19.06    Confidentiality
    Section    19.07    Brokers
    Section    19.08    Attorney Fees
    Section    19.09    Recording
    Section    19.10    Successors
    Section    19.11    Landlord Transfer
    Section    19.12    Consequential, Punitive, and Special Damages
    Section    19.13    No Waiver
    Section    19.14    Waiver of Jury Trial
    Section    19.15    Release and Waiver Regarding Security Measures
    Section    19.16    Captions; Construction
    Section    19.17    Entire Agreement; Partial Invalidity; No Representations or Warranties
    Section    19.18    Governing Law; Counterparts
    Section    19.19    No Offer
    Section    19.20    Tenant Authority; Joint and Several Liability
    Section    19.21    Anti-Terrorism
    Section 19.22    [***]
    Section 19.23    [***]
    Section 19.24    [***]
    Section 19.25    Tenant’s Security System
    Section 19.26    Consents and Approvals
    Section 19.27    Guaranty
    Section 19.28    [***]

EXHIBIT "A"    LEGAL DESCRIPTION
EXHIBIT “A-1”    SITE PLAN SHOWING PARKING & RESERVED PARKING
EXHIBIT "B"    FLOOR PLAN SHOWING PREMISES
EXHIBIT "C"    WORK LETTER
EXHIBIT "D"    RULES AND REGULATIONS
EXHIBIT “E”    PARKING EXHIBIT
EXHIBIT “F”        [***]
EXHIBIT “G”        [***]

EXHIBIT “H”        GUARANTY OF LEASE
EXHIBIT “I”    [***]

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT ("Lease") is made and entered into by and between LEGACY BRIDGEWATER, LLC, a Delaware limited liability company ("Landlord"), and LEGEND BIOTECH USA, INC., a Delaware corporation ("Tenant"), effective as of the Date of Lease set forth in the Basic Lease Provisions below.

BASIC LEASE PROVISIONS

The following sets forth some of the basic provisions and definitions of the Lease:

Date of Lease:    May ___, 2025

Project:    All those certain building(s), improvements, Common Areas (as defined in Section 3.01) and land underlying the real property of which is legally described in Exhibit "A" attached hereto and made a part hereof.

Building:    That certain building located within the Project and having an address of 77 Corporate Drive, Bridgewater, NJ. The Building is stipulated to be 203,434 rentable square feet.

Premises:    Suite 400, which comprises the entire fourth (4th) floor of the Building, as shown on the floor plan attached hereto as Exhibit "B" and made a part hereof. The Premises is stipulated to be 57,325 rentable square feet.

Term:    The period from the Commencement Date until the Expiration Date (as such terms are defined below).
Commencement
Date:    June 1, 2025 (subject to Sections 1.04 and 19.28).

Expiration Date:    11:59 p.m. on that date which follows the Commencement Date by one hundred thirty (130) consecutive calendar months, plus (if the Commencement Date is not the first day of a calendar month), any partial calendar month in which the Commencement Date falls, so that the Expiration Date will be on the last day of a calendar month, [***].

[***]

Base Rent:

Lease Months	Annual Base Rent Rate Per RSF	Annual Base Rent	Monthly Base Rent
1–12	$[***]	$[***]	$[***]
13–24	$[***]	$[***]	$[***]
25–36	$[***]	$[***]	$[***]
37–48	$[***]	$[***]	$[***]
49–60	$[***]	$[***]	$[***]
61-72	$[***]	$[***]	$[***]
73-84	$[***]	$[***]	$[***]
85-96	$[***]	$[***]	$[***]
97-108	$[***]	$[***]	$[***]
109-120	$[***]	$[***]	$[***]
121-130	$[***]	$[***]	$[***]

[***]

Lease Month:    Shall mean each full calendar month during the Term; however, if the Commencement Date does not occur on the first (1st) day of a calendar month, then the first (1st) Lease Month for purposes hereof shall be expanded such that it commences on the Commencement Date and ends on the last day of the calendar month following the calendar month in which the Commencement Date occurs (and in such circumstances, the monthly Base Rent for such Lease Month shall be increased proportionately to include such expanded period, unless otherwise provided above with respect to any abated Base Rent).

Base Year:    With respect to Operating Expenses and Taxes, calendar year 2025.

Tenant's
Proportionate
Share:    28.18%, determined by dividing the rentable area of the Premises (as stated above) by the rentable area of the Building (as stated above).

Security Deposit:    [***]

Guarantor:    Legend Biotech Corporation, a Cayman Islands domiciled corporation

Permitted Use:    General office and administrative purposes and for no other use or purpose, except uses ancillary to the operation of Tenant’s business to the extent not prohibited by Section 4.01 below.

Parking Spaces:    See Exhibit “E” attached hereto and made a part hereof.

Landlord's
Broker:    Cushman & Wakefield U.S., Inc.

Tenant's
Broker:    Cushman & Wakefield of New Jersey, LLC

Landlord Notice
Address:

Legacy Bridgewater, LLC [***] Email: [***]	With a copy to: [***] Email: [***]

Tenant Notice
Address:

Prior to Commencement Date:
Legend Biotech USA, Inc.
2101 Cottontail Ln.
Somerset, NJ 08873
Attention: Jim Pepin, General Counsel
Email: [***]

After Commencement Date:
Legend Biotech USA, Inc.
77 Corporate Drive
Bridgewater, NJ 08807
Attention: Jim Pepin, General Counsel
Email: [***]

With a copy to: Day Pitney LLP Attn: Robert G. Rahilly, Esq. One Stamford Plaza, 7th Floor 263 Tresser Boulevard Stamford, CT 06901 Email: [***]

ARTICLE I    GRANT; TERM; DELIVERY

Section    1.01    Premises

    Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises during the Term, subject to the terms and conditions of this Lease. No easement for light, air or view is granted hereunder or included within or appurtenant to the Premises. The parties stipulate and agree that the Premises and the Building contain the rentable area set forth in the Basic Lease Provisions (which are based on standards outlined by BOMA Office Standards 2017).

Section     1.02    Lease Term

    This Lease is effective and binding on Landlord and Tenant as of the Date of Lease, but the Term of this Lease shall commence on the Commencement Date and shall end on the Expiration Date, unless sooner terminated in accordance with this Lease or extended by any Renewal Terms (as defined below), if applicable.

Section     1.03    Delivery and Acceptance of Premises

Subject to the terms and conditions set forth herein, Landlord shall deliver the Premises to Tenant vacant, broom clean, with all Building Systems in good working order, and otherwise in accordance with the terms hereof on the Commencement Date. Prior to the Commencement Date, Landlord shall use commercially reasonable efforts to deliver exclusive possession of the Premises to Tenant in accordance with this Lease (including, but not limited to Section 19.28) and construct improvements to the Common Areas of the Building in accordance with the Workletter attached hereto and made a part hereof as Exhibit “C” (the “Workletter”). Subject to completion of the Landlord’s Work (as defined in the Workletter), Tenant accepts the Premises and the Project in their “AS-IS, WHERE-IS, WITH ALL FAULTS” condition and, except as otherwise expressly provided in this Lease, Tenant acknowledges that Landlord: (i) makes no representation or warranty of any kind as to the condition of the Premises, the Existing Furniture, or the Project; and (ii) has no obligation to improve or renovate the Premises or contribute to the cost thereof in connection with entering into this Lease.

Section    1.04    Early Access

    Notwithstanding anything to the contrary contained herein, commencing as of the date that is [***] prior to the Commencement Date, Landlord shall permit Tenant and Tenant’s agents and contractors to enter the Premises (“Early Access”) solely for purposes of allowing Tenant (i) to perform basic troubleshooting of existing ethernet cables (which may include popping open ceiling tiles and tracing existing cables to ensure good working order), (ii) inspecting and troubleshooting existing IT items inside the server room/IDF, (iii) running ISP check and diagnostics, and (iv) running new ethernet cables (“Fit-Up Work”). Any such entry into and occupation of the Premises by Tenant shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, including, without limitation, the Tenant’s covenant to refrain from conducting business or operations in the Premises for the Permitted Use, as well as the obligations of Tenant with respect to indemnification and insurance, except only as to the covenant to pay Rent. Without limiting the foregoing, Tenant shall not be allowed Early Access unless and until Tenant has provided Landlord with the certificate(s) of insurance evidencing the insurance coverages that Tenant is obligated to maintain pursuant to this Lease. Landlord shall not be liable in any way for any injury, loss or damage to any Fit-Up Work, whether before or after the Commencement Date, as defined in the Lease, unless directly caused by a negligent act or omission of Landlord. The commencement of business operations or use of the Premises by Tenant or any Tenant Party for any activities or uses other than the Fit-Up Work shall trigger the Commencement Date under the Lease.

ARTICLE II    RENT

Section     2.01    General

    A.    All Base Rent, Additional Rent (as defined below) and other sums payable by Tenant to Landlord under this Lease shall be collectively referred to as "Rent". Without prior demand, invoice, notice, or set-off (except as otherwise set forth in this Lease), Tenant covenants to pay Rent to Landlord (or to such other party as Landlord may reasonably designate in writing from time to time upon prior written notice) as and when due hereunder in lawful money of the United

States at the Rent Payment Address set forth in the Basic Lease Provisions (or at such other place as Landlord may reasonably designate in writing from time to time upon prior written notice). Rent for any partial calendar month during the Term shall be prorated, with all prorations under this Lease based on a 365 day calendar year (366 in a leap year). Subject to the Base Rent Abatement Period, Tenant’s obligation to pay Rent hereunder shall commence on the Commencement Date and continue throughout the Term; however, Rent for the first full calendar month of the Term following the Base Rent Abatement Period shall be payable in advance by Tenant to Landlord prior to the Commencement Date. Tenant agrees to pay Rent via electronic funds transfers.

B.    No payment by Tenant or acceptance by Landlord of an amount less than the full Rent due hereunder shall be deemed a waiver by Landlord of the full amount of Rent due hereunder. No partial payment or endorsement on any check or any letter accompanying any payment of Rent shall be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to Landlord's right to collect the balance of any Rent due hereunder or any late charge assessed against Tenant hereunder. TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS INDEPENDENT OF ANY COVENANT OR OBLIGATION OF LANDLORD HEREUNDER, AND RENT SHALL BE PAID TO LANDLORD WITHOUT OFFSET, COUNTERCLAIM, ABATEMENT OR DEDUCTION OF ANY KIND (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE TO THE CONTRARY).

Section     2.02    Base Rent

    Annual Base Rent shall be due during the Term in equal monthly installments in the amounts set forth in the Basic Lease Provisions. Subject to the Base Rent Abatement Period, each monthly installment of Base Rent shall be due and payable by Tenant in advance on or before the first day of each calendar month. If the Commencement Date does not occur on the first (1st) day of a calendar month, then the monthly installment of Base Rent for said partial calendar month shall be prorated as provided in Section 2.01 and said prorated amount shall be due on the Commencement Date.

Section     2.03    Additional Rent

    Tenant's obligation to pay Tenant's Proportionate Share of Operating Expenses, Taxes, and Electrical Costs (each as defined in Article III) as set forth in Section 3.03 below, and all other monetary obligations of Tenant hereunder (except for Base Rent) shall be considered "Additional Rent" due hereunder whether or not designated as such. If any payment of Additional Rent does not have a scheduled due date, then said payment shall be due on the thirtieth (30th) day following the date Tenant was invoiced for such payment together with reasonable supporting documentation. To the extent any utilities used by Tenant at the Premises are billed by Landlord based on a sub-meter without any mark-up (and not directly by the utility provider), all such utilities expenses shall be deemed Additional Rent and due [***] after Tenant’s receipt of any invoice therefor. Landlord shall be responsible, at its sole cost and expense, for any and all costs related to the installation of any sub-meters.

Section     2.04    Late Charges; Interests

    If any payment of Rent is not received by Landlord at the Rent Payment Address on or before the date that is [***] after Landlord provided written notice that such payment was not paid when due, a late charge of [***] of such past due amount shall be immediately due and payable hereunder, and interest shall accrue on all delinquent amounts, from the date past due until paid, at the lower of: (i) the highest rate permitted by applicable Law, or (ii) [***] (said lower rate is referred to as the “Default Rate”). Notwithstanding the foregoing, Landlord will not be under any obligation to provide more than [***]. If, for any reason, the foregoing late charge is considered under applicable law to be interest, then said late charge plus the Default Rate interest due hereunder for any delinquent payment of Rent shall be adjusted as necessary so that same is not in excess of the maximum lawful rate of interest. The foregoing late charge and interest is in addition to and not in limitation of any remedies otherwise available to Landlord for non-payment of Rent.

ARTICLE III    COMMON AREAS; OPERATING EXPENSES, TAXES AND ELECTRICAL COSTS

Section     3.01    Definitions

    For purposes hereof, the following definitions shall have the following meanings:

(1)    “Building Systems” shall be defined as all mechanical, electrical, plumbing, HVAC (heating, ventilating and air conditioning), sprinkler, life safety, rooftop; and exterior equipment pads, security and other similar systems serving the building(s) or other portions of the Project in general (but excluding any electrical systems located entirely within a tenant’s space, restroom facilities located in space leased to a tenant, and other supplemental and separate systems which are exclusively servicing a particular tenant’s space).

(2)    "Common Areas" or "Common Area" shall be defined as all areas, improvements and facilities within the Project (other than space leased or available for lease to tenants), including, without limitation, the following: the roof, all parking areas and facilities (including any parking garage structures and the visiting parking area for the Building depicted on the site plan attached hereto as Exhibit A-1), access roads, driveways, loading areas, sidewalks, pedestrian trails, landscaped and planting areas (including any wetlands), retaining walls, fences, storm water and sewer facilities, detention ponds, lighting facilities, lobby areas, elevators, elevator shafts, risers, stairways, corridors, dining areas, restrooms, mechanical rooms, janitorial closets, electric and telephone closets and other similar areas, improvements and facilities, now or in the future in accordance with the terms and conditions set forth in this Lease. The Common Areas shall also include the existing cafeteria, fitness center, collaboration and conference center areas on the first (1st) floor of the Building.

(3)    "Operating Expenses" shall be defined as any and all of the actual and reasonable costs, fees, charges and expenses paid, incurred or charged by Landlord in connection with operating (including without limitation providing the services required of Landlord under Section 5.01), managing, insuring, maintaining, repairing, and upgrading the Project (including without limitation all Common Areas, Building Systems, personal property, utilities and improvements located therein or used in connection therewith). Operating Expenses shall also include without limitation all Complex Expenses (as defined below) and a property management fee, including to any affiliate of Landlord, [***]. Notwithstanding the foregoing, Operating Expenses shall not include any of the following: (i) Taxes (as defined below), (ii) federal or state income taxes, franchise taxes, inheritance taxes, estate taxes, transfer taxes, capital stock taxes or excess profit taxes, (iii) depreciation on buildings, (iv) debt service under any mortgage, (v) rent under any ground lease, (vi) costs of restoration to the extent of net insurance proceeds received by Landlord (or would have been received had Landlord carried the required insurance), (vii) leasing commissions, advertising and promotional expenses, attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with other tenants or other occupants, or potential tenants or occupants, of the Building, (viii) tenant improvement costs, (ix) wages, salaries and benefits for any employee (whether paid by Landlord or the property manager): (1) above the level of manager or (2) who does not devote substantially all of his or her time to the Building, unless such wages, salaries and benefits of any such employee at or below the grade of Building manager who does not devote substantially all of his/her time to the Building are equitably prorated to reflect a reasonable allocation of time spent on operating, managing or otherwise servicing the Building, (x) capital expenditures (except Permitted Capital Costs shall be included in Operating Expenses), (xi) Electrical Costs, (xii) the cost of any item otherwise included in Operating Expenses above to the extent that Landlord has been reimbursed or is indemnified for such cost by a tenant or any other party, other than by payment of such tenant’s share under provisions comparable to this Article III, (xiii) legal fees, brokerage commissions and other transaction costs and expenses incurred by Landlord in connection with a sale or transfer of its interest in the Building or the Project or in any entity of whatever tier owning an interest therein, (xiv) fees to any affiliate of Landlord to the extent the same are in excess of market rates, (xv) any rent, additional rent or other charge under any lease or sublease assumed, directly or indirectly, by Landlord, (xvi) expenses (including, without limitation, fines, penalties, attorney’s fees and overtime pay) incurred in curing a default by Landlord under this Lease or any other lease of space in the Building, a contract for services at the Building, or under any mortgage or insurance policy affecting the Building to the extent that such expenses are greater than the expenses Landlord would have incurred had Landlord performed such obligation timely, (xvii) any off-site general and administrative expenses unless such expenses are equitably prorated to reflect a reasonable allocation of such expenses attributable to the Project, (xviii) any bad debt loss, rent loss or reserves for bad debts or rent loss, (xix) costs incurred to correct or cure any non-compliance with Laws that exist as of the Commencement Date, and (xx) the cost of any service or utility provided solely to another tenant, (xxi) any liabilities, costs or expenses associated with or incurred in connection with the removal, enclosure, encapsulation or other handling of hazardous substances and the cost of defending against claims in regard to the existence or release of hazardous substances at the Building or the Project (except with respect to those costs for which Tenant is otherwise responsible pursuant to the express terms of this Lease), (xxiii) cost of acquiring, securing cleaning or maintaining sculptures, paintings and other works of art; (xxiv) charitable or political contributions; (xxv) reserve funds; (xxvi) late fees or charges incurred by Landlord due to late payment of expenses, except to the extent attributable to Tenant’s actions or inactions; (xxvii) lease payments for rental equipment (other than equipment for which depreciation is properly charged as an expense) that would constitute a Permitted Capital Cost if the equipment were purchased; (xxviii)

cost of the initial stock of tools and equipment for operation, repair and maintenance of the Building or the Project; (xxix) increased insurance or Taxes assessed specifically to any tenant of the Building or the Project for which Landlord is entitled to receive reimbursement from any other tenant; and (xxx) costs of mitigation or impact fees or subsidies (however characterized) imposed or incurred solely as a result of another tenant’s or tenants’ use of the Project or their respective premises.

For purposes hereof, “Permitted Capital Costs” shall be defined as the annual amortization (over the useful life of the applicable item in accordance with GAAP) of the actual costs (including reasonable financing and return on equity charges) of capital improvements, repairs or replacements: (a) made in order to comply with any Laws to the extent the same are amended, become effective, or are interpreted or enforced differently after the Commencement Date; or (b) made for the primary purpose of reducing Operating Expenses, or (c) made for the proper operation of the Building.

“Complex Expenses” shall mean and include all reasonable and customary costs, expenses, charges and assessments allocable to the Building under any reciprocal easement agreement, joint operating agreement, declaration, or other agreement or instrument to which the Building and any other property in the Complex are subject, including, but not limited to, the Building’s share of the cost and expense of managing, insuring, maintaining, operating, replacing and repairing areas in the Complex which benefit more than one building in the Complex, charges and assessments under any covenants, conditions, restrictions or other private agreements affecting the Project, and costs and expenses common to two or more buildings in the Complex, including, but not limited to, sewer and water charges, parking area lighting and signage, security systems and personnel, the cost of insurance, planting and landscaping, ice and snow removal and repair and maintenance of sidewalks, curbs, driveways, parking areas (including, but not limited to, parking garages), structures connecting buildings in the Complex, underground tunnels (including, but not limited to, skylights therein), access roads and storm water retention areas. As used herein, the “Complex” refers to the development including the Project that is subject to that certain Master Deed Creating 55 Corporate Drive Condominium, dated November 4, 2005, and recorded in the Office of the Somerset County Clerk in Deed Book 5824, Page 1836, as amended from time to time (the “Master Deed”).

(4)    "Taxes" shall be defined as all real estate taxes, assessments (general and special; provided, however, the amount of special taxes or special assessments to be included shall be limited to the amount of the installment of such special tax or special assessment required to be paid during the year in respect of which such taxes or assessments are being determined) and other governmental and quasi-governmental impositions, levies and charges of every kind and nature whatsoever (including without limitation those charged, levied or assessed by schools and special improvement districts), extraordinary as well as ordinary, foreseen and unforeseen, and each and every installment thereof, which shall or may during the Term be levied, assessed, imposed, become due and payable, or liens upon, or arise in connection with the ownership, management, use, occupancy, rental, leasing, control, operation or possession of, or grow due or payable out of, or for, the Project (including all land, improvements, fixtures and facilities thereof) and any personal property owned or leased by or for the benefit of Landlord and used in connection with the Project. Additionally, if in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital, franchise or margin tax, assessment or charge based, in whole or in part, upon the cost of, or the gross rents or revenues for, the Project, then all such taxes, assessments or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof. Further, “Taxes” shall include Landlord's reasonable costs and expenses (including reasonable fees of attorneys and consultants) in contesting or attempting to reduce any Taxes assessed for any calendar or tax year. Tenant shall have the right to request that Landlord institute proceedings to abate Taxes. Taxes shall not include any federal or state income tax, franchise tax, inheritance tax, estate tax, capital stock tax or excess profit tax, taxes on tenant improvements in any space in the Building which are directly attributable to another tenant, conveyance or transfer taxes, or any penalties, fees, fines or interest which are not attributable to Tenant’s timely payment of Taxes or Additional Rent in accordance with the terms of the Lease. If Landlord receives a refund or abatement from a taxing authority for any portion of the Taxes allocable to a year during the Term, the Taxes for such year shall be reduced by the amount of such refund or abatement (less the amount paid any third party to contest the Taxes).

(5)    “Electrical Costs” shall be defined as (a) all electrical usage charges and fees charged to, levied against or otherwise payable with respect to the Project (without markup by Landlord), and (b) other charges and fees relating to the electricity served to and consumed within the Premises, which Tenant shall be responsible for obtaining and shall pay all invoices relating thereto directly to Landlord (if sub-metered), exclusive of any electrical usage provided to other premises leased to another tenant and exclusive of any fees that are solely due to Landlord’s failure to pay such

Electrical Costs when due, not in in any way due to Tenant’s timely payment of Additional Rent in accordance with the Lease. Landlord represents that the Premises is sub-metered for electrical use as of the Commencement Date.

Section     3.02    Control and Use of Common Areas

A.    Landlord shall have the sole right of control over the use, maintenance, configuration, repair, replacement and improvement of the Common Areas, and Landlord may make such changes to the use or configuration of, or the improvements comprising, the Common Areas as Landlord may elect from time to time (including without limitation adding or subtracting parcels and/or improvements to or from the Common Areas); however, (1) when performing work within the Common Areas, Landlord will make commercially reasonable efforts not to unreasonably interfere with Tenant’s business operations in the Premises, but Tenant agrees that Landlord shall not be required to perform any such work after Business Hours, (2) Tenant’s access to and from the Premises shall not be completely impeded, and (3) the Common Areas will include a cafeteria, conference area, manned security desk, and fitness center during the Lease Term; provided, however Landlord shall have the right, in its reasonable discretion, to temporarily close off portions of the Common Areas for repairs, maintenance, renovations, or events of force majeure, such closure to be limited to the minimum amount of time reasonably necessary to perform work based on the customary scope- thereof. Furthermore, except as expressly set forth in this Lease, Landlord shall not be liable to Tenant in any manner for any such interference, nor shall the same: (a) entitle Tenant to any abatement or reduction of Rent; (b) affect, impair, reduce, or excuse the performance of Tenant's obligations under this Lease during any such interference; (c) constitute an actual or constructive eviction of Tenant, in whole or in part; or (d) entitle Tenant to terminate this Lease.

B.    During the Term, Landlord grants to Tenant the non-exclusive right to use those portions of the Common Areas reasonably made available by Landlord from time to time for the general use in common of all tenants of the Project. Tenant can only use said portions of the Common Areas for their intended purposes and for no other use or purpose whatsoever. Without limiting the generality of the foregoing sentence, Tenant shall have use of the loading dock and freight elevators on a non-exclusive basis at any time (without charge therefor). In using the Premises and Common Areas, Tenant shall comply, and cause all Tenant Parties (as defined in Section 4.01) to comply, with the reasonable rules and regulations as Landlord may from time to time prescribe in writing and provided to Tenant, including without limitation, the rules and regulations attached hereto as Exhibit “E” and made a part hereof. Landlord shall not discriminate against Tenant in the prescription or enforcement of any rules or regulations. In the event of a conflict between a rule or regulation and a provision set forth in the body of this Lease, the provision set forth in the body of this Lease shall control.

Section     3.03    Tenant’s Proportionate Share of Operating Expenses, Taxes, and Electrical Costs.

    A.    Tenant agrees to pay to Landlord:

(i) Tenant's Proportionate Share of the amount by which Operating Expenses for each calendar year (or partial calendar year) during the Term exceeds the Operating Expenses for the Base Year;

(ii) Tenant's Proportionate Share of the amount by which Taxes for each calendar year (or partial calendar year) during the Term exceeds the Taxes for the Base Year; and

(iii) Tenant’s Proportionate Share of Electrical Costs for each calendar year (or partial calendar year) during the Term on a net basis (i.e. shall not be subject to a Base Year).

If the Commencement Date occurs on a date other than the first (1st) day of a calendar month, then the monthly installment of Tenant’s Proportionate Share of Operating Expenses, Taxes and Electrical Costs for said partial calendar month shall be prorated as provided in Section 2.01 and said prorated amount shall be due on the Commencement Date. For purposes of determining Tenant’s Proportionate Share of Operating Expenses and Taxes for any partial calendar year during the Term following the Base Year, the level of Operating Expenses and Taxes for the Base Year shall be prorated based upon the number of days in said partial calendar year.

B.    On or before December 1st of each calendar year (or partial calendar year) during the Term, Landlord will provide Tenant with a written notice indicating Landlord’s reasonable estimate of Tenant's Proportionate Share of Operating Expenses and Taxes for said calendar year (or partial calendar year), and Tenant shall pay its estimated share in equal monthly installments in advance on the first day of each calendar month during said calendar year (or partial calendar year). At any time during a calendar year (but not more often than once with respect to a calendar year), Landlord may adjust Tenant's estimated monthly installments of Operating Expenses and Taxes if Landlord reasonably believes that the previous estimates for said calendar year should be increased or decreased. [***], Landlord shall provide a reasonably detailed reconciliation statement disaggregated by major line item (“Statement”) to Tenant indicating the actual Operating Expenses and Taxes for the prior calendar year, and the amount, if any, by which Tenant underpaid or overpaid for said calendar year. The amount of any underpayment by Tenant shall be paid by Tenant to Landlord [***]. The amount of any overpayment by Tenant shall be either credited to Tenant's next monthly payments of Rent or, at Landlord's option (or if the Term has expired or been terminated), paid to Tenant [***]. The obligation of either party to pay any underpayment or overpayment due to the other party pursuant to this Section shall survive the expiration or termination of this Lease. If Tenant does not give Landlord notice [***] that Tenant desires to examine and audit Landlord’s records pertaining to Operating Expenses and Taxes, then Tenant shall be deemed to have waived any right to contest the Statement.

C.If any of the rentable area of the Project is not fully occupied during all or any portion of a calendar year (including the Base Year), then for purposes of computing Operating Expenses for such calendar year, Landlord shall gross-up the “Variable Expenses” (i.e., those Operating Expenses which vary according to the occupancy level of the Project) to the amount they would have been had [***] of the rentable area of the Project been fully occupied during the entire calendar year and compute Operating Expenses for the calendar year based on such grossed-up amount.
D.Tenant shall have the right to examine and audit Landlord's records pertaining to Taxes, Electrical Costs and Operating Expenses including for the Base Year (the "Tenant's Review"), at Tenant’s expense, one (1) time during each calendar year provided that (i) Tenant provides Landlord with written notice of its election to conduct Tenant’s Review [***] following Tenant's receipt of the Statement and completes Tenant’s Review [***] after Tenant’s receipt of the Landlord’s books and records; (ii) Tenant fully and promptly pays Tenant's Proportionate Share of Taxes, Electrical Costs and Operating Expenses as billed by Landlord pending the outcome of Tenant’s Review; (iii) Tenant's Review is conducted by a qualified employee of Tenant or by an accounting firm or other reputable firm providing such audit services and engaged by Tenant on a non-contingency fee basis, and, if Tenant desires to pursue a challenge of Landlord’s calculation of Taxes, Electrical Costs and Operating Expenses after receipt of the results of Tenant’s Review, a full and complete copy of the results of Tenant’s Review is provided to Landlord; and (iv) Tenant and the person(s) conducting Tenant’s Review agree that they will not divulge the contents of Landlord’s books and records or the result of their examination to any other person, including any other tenant in the Building, other than to Tenant’s attorneys, accountants, employees and consultants who have need of the information for purposes of administering this Lease for Tenant or as otherwise required by law or in connection with legal proceedings against Landlord. Tenant shall not be entitled to challenge Landlord’s calculation of Taxes, Electrical Costs and Operating Expenses in any year(s) prior to the year for which Tenant’s Review is being conducted, all such Taxes, Electrical Costs and Operating Expenses to be deemed final and binding on the parties once Tenant’s Review for that year has been conducted or Tenant’s right to conduct Tenant’s Review for such year has lapsed. Tenant's Review shall be conducted during Landlord’s normal business hours at Landlord's office or, at Tenant’s election, Landlord will supply Tenant with the records electronically for Tenant’s Review. In the event that Tenant’s Review demonstrates that Landlord has overstated Taxes, Electrical Costs and/or Operating Expenses, Landlord shall reimburse Tenant for any overpayment of Tenant's Proportionate Share of such Taxes, Electrical Costs and/or Operating Expenses [***] of Landlord’s receipt of reasonably sufficient documentation of such overstatement from Tenant; provided, however, that Tenant’s Review must be completed within the time frames set forth in (i) above or Landlord shall have no obligation to reimburse Tenant for any overstatement of Taxes and/or Operating Expenses for that year then under review. [***].

ARTICLE IV    USE OF PREMISES; COMPLIANCE WITH LAWS; ENVIRONMENTAL OBLIGATIONS

Section     4.01    Use of Premises; Right of Access

A.    The Premises shall be used and occupied only for the Permitted Use, and for no other use or purpose whatsoever; provided, however, subject to (i) all applicable Laws, permits, licenses, and governmental and other third party approvals, and (ii) Landlord’s prior review and approval of such approvals and the proposed improvements, equipment, and alterations of the Premises in connection therewith (such approval shall not be unreasonably withheld, conditioned, or delayed by Landlord), Tenant shall have the right to use the Premises for laboratory, research and development purposes (“Conditional Use”) in addition to the Permitted Use at no cost or expense to Landlord. With respect to Tenant’s Conditional Use, Landlord agrees to reasonably cooperate with Tenant in Tenant’s pursuit of any required permits, approvals, or governmental and third party approvals, at no additional cost or expense to Landlord. Tenant will not commit or permit any waste in, on or about the Premises or the Project. For purposes of this Lease, a “Tenant Party” shall mean any assignee, sublessee, licensee or other user or occupant of the Premises claiming by, through, or under Tenant, or any employee, agent, contractor or invitee of Tenant or of said parties. Tenant shall not perform, neglect to perform or permit any conduct or condition which: (i) may endanger, disturb or otherwise unreasonably interfere with Landlord’s operation and management of the Project or with the normal operations of other tenants or occupants of the Project; (ii) would constitute a public or private nuisance; (iii) would violate any Law (as defined below) or restrictive covenants or declarations binding on the Project (“Existing Covenants”); or (iv) would void the insurance maintained by Landlord on the Project, or increase the cost thereof (and in the event of any such increase in the cost of insurance resulting from Tenant’s particular use of the Premises, Tenant shall upon demand by Landlord reimburse Landlord for said increased cost of insurance). [***].

B.    Except for temporary interruption due to: (i) events of force majeure as set forth in Section 19.05, (ii) emergencies, (iii) repairs (however, Landlord shall use commercially reasonable efforts to perform such repairs in a manner that does not materially interfere or disrupt Tenant’s normal business operations) or (iv) for reasons reasonably deemed necessary by Landlord to prevent damage or injury to person or property, and subject to reasonable security measures promulgated by Landlord from time to time, Landlord agrees that during the Term Tenant shall enjoy access to the Premises, parking facilities, and Building twenty-four (24) hours a day, seven (7) days a week.

Section     4.02    Compliance with Laws

A.    During the Term, Tenant shall, at its expense, comply with and keep the interior of the Premises (except for any structural portions of the Premises and the Building Systems located within the Premises) in compliance with: (i) all federal, state and local laws, rules, regulations, ordinances and lawful orders of any governmental or quasi-governmental authority (collectively, the "Laws" or “Law”) applicable to the Premises or Tenant's particular use or occupancy thereof, including, without limitation, the Americans With Disabilities Act of 1990 and the rules and regulations promulgated thereunder; and (ii) all requirements of any board of fire underwriters or other similar body constituted relating to or affecting the condition, use or occupancy of the Premises. In addition, Tenant shall comply with the obligations under the previous sentence with respect to the time period from the Date of Lease to the Commencement Date with respect to compliance with Laws relating to (x) Tenant’s or any Tenant Party’s particular use of the Premises or (y)in connection with any Alterations or other improvements performed by Tenant or any Tenant Party, or on either of their behalf, following the Date of Lease (including, without limitation, the Work). During the Term, Tenant shall not use or permit the Premises to be used in any manner that under any Law would require Landlord to make any Alterations or improvements to or within the Project.

B.    During the Term, it shall be Landlord’s obligation to keep the Common Areas, Building Systems and structural portions of the Project (and, except to the extent the same is Tenant’s responsibility pursuant to subsection A above, the Premises) in compliance with applicable Laws. Furthermore, if Landlord is obligated to make any improvements or changes to the Common Areas in order to comply with applicable Laws as a result of (x) Tenant’s or any Tenant Party’s particular use of the Premises or (y) any Alterations or other improvements performed by Tenant or any Tenant Party, or on either of their behalf, following the Date of Lease, then Tenant shall, upon demand by Landlord, reimburse Landlord for the reasonable out-of-pocket costs and expenses incurred by Landlord to bring said Common Areas into compliance.

C.    Notwithstanding anything to the contrary contained herein, Landlord represents and warrants to Tenant, to Landlord’s knowledge as of the Commencement Date, the Premises and the Common Areas are in compliance with all Laws, including the Americans with Disabilities Act, in all material respects, exclusive of Tenant’s Work, any Alterations, or other uses, modifications or improvements of the Premises by or through Tenant.
Section     4.03    Environmental Obligations and Indemnity

    A.    At all times during the Term, Tenant shall, at its expense, comply with all environmental laws and regulations applicable to Tenant’s use and occupancy of the Premises pursuant to this Lease; however, Tenant shall not be under any obligation to remove or otherwise remediate, nor shall Tenant have any liability for, any hazardous substances (as hereinafter defined) unless the same were used, stored, generated, treated, transported, exacerbated, disposed of, or released into, the environment at the Premises by Tenant or any Tenant Party. Subject to the penultimate sentence of this paragraph (A), Tenant shall not use, store, generate, treat, transport or dispose of any hazardous substance in or about the

Premises or the Project, or cause, suffer or permit the same to be done by any Tenant Party. For purposes of this Lease, the term “hazardous substance” shall mean any waste or substance, the manufacture, use, treatment, storage, transportation, or disposal of which is regulated by any law or regulation having as its objective the protection of public health, natural resources, or the environment, including, by way of illustration only and not as a limitation, the following: the Resources Conservation and Recovery Act; the Comprehensive Environmental Response, Compensation, and Liability Act; the Toxic Substances Control Act; the Federal Water Pollution Control Act; the Clean Air Act; as each such acts shall be amended from time to time and the regulations promulgated pursuant thereto. Notwithstanding the foregoing, Tenant shall be permitted to use in the Premises such minimal hazardous substances as are reasonable and customary for the Permitted Use, provided (i) such hazardous substances are used, handled, transported, stored and disposed of strictly in compliance with applicable environmental laws and regulations and (ii) all such hazardous substances are removed from the Project by Tenant on or before the expiration or termination of this Lease. Landlord may request from time to time and Tenant shall provide to Landlord [***], a written list of any such hazardous substances then being used or maintained by Tenant in the Premises.

    B.    Tenant shall promptly deliver to Landlord a copy of any environmental audit or investigation undertaken at the Premises (however, no such audit or investigation shall be performed by or for Tenant without Landlord’s prior written consent, unless Tenant has a good faith expectation that an adverse environmental condition exists), all notices, demands, inquiries, or claims received by Tenant from any person or entity as a result of hazardous substances alleged to be on or emanating from the Premises, and any notices, reports, or applications for licenses, permits, or approvals submitted by or on behalf of Tenant to any environmental regulatory agency affecting the Premises. Landlord reserves the right (but shall not have the obligation), at its cost and expense, to enter upon and inspect the Premises for environmental compliance at any time during normal business hours upon reasonable prior written notice or at any time in the event of an emergency (and in any case in such a manner as to not unreasonably interfere with Tenant’s use or occupancy of the Premises).

    C.    In the event that any hazardous substance is discovered (i) upon, or to have been released from, the Premises during the Term as a result of the acts or omissions of Tenant or any Tenant Party in breach of this Section 4.03, or (ii) in, on or about the Project as a result of the acts or omissions of Tenant or any Tenant Party in breach of this Section 4.03, then Tenant shall take immediate action to remove and dispose of the hazardous substance and to cleanup, remediate and repair any contamination or damage resulting therefrom in full compliance with all applicable environmental laws and regulations and to the satisfaction of the applicable governmental authorities (collectively, the “Environmental Work”), all at the sole expense of Tenant; provided, however, if Tenant fails to immediately commence and/or thereafter complete the Environmental Work, then Landlord shall have the right to complete the Environmental Work at the sole expense of Tenant. The Environmental Work shall include without limitation all testing, investigation and preparation and implementation of any remedial action plan required by applicable governmental authorities and as required by all applicable environmental Laws. In all other instances, all Environmental Work shall be performed by Landlord at its sole cost and expense without reimbursement, and at no cost to Tenant.

D.    Tenant agrees to indemnify and hold harmless Landlord and the Landlord Parties (as hereinafter defined) from and against any and all claims, actions, liabilities, losses, damages, costs and expenses (including costs for inspections, tests and remediation as well as fines, penalties, judgments, court costs, and reasonable fees of attorneys, investigators and experts, through all appeals) arising from or to the extent caused (in whole or in part) by: (i) the use, storage, generation, handling, release or disposal of any hazardous substance in, on or from the Premises during the Term by Tenant or any Tenant Party; (ii) the use, storage, generation, handling, release or disposal of any hazardous substance in, on or from the Project by Tenant or any Tenant Party; and/or (iii) Tenant’s breach of any provision of this Section 4.03. The obligations of Tenant under this Section 4.03 shall survive the expiration or termination of this Lease. For purposes of this Lease, the “Landlord Parties” or collectively a “Landlord Party” shall mean Landlord’s property management company, any mortgagee of Landlord, any parent, subsidiary or affiliate of Landlord or of its property management company or mortgagee, and all their respective officers, directors, employees, members, shareholders, partners and agents.

E.    [***]

Section     4.04    Use of Fire Stairwells

    In the event that the Premises includes space on contiguous floors of the Building, then, subject to Tenant’s compliance with all applicable Laws, Tenant shall have the non-exclusive right to use the fire stairwells for access between said contiguous floors that comprise the Premises. If Tenant desires to make any Alterations to such fire stairwells or to install any access security locks on the doors leading from the fire stairwells to portions of the Premises which are located on entire floors leased by Tenant, Tenant must obtain the prior written approval of Landlord to any such Alterations or improvements in accordance with Article VIII of this Lease, which approval shall not be unreasonably withheld, conditioned or delayed so long as any such Alterations or improvements comply with all applicable Laws and also with the requirements of Landlord’s property insurance carrier. Subject to Section 9.02, Tenant agrees to indemnify and hold harmless Landlord and Landlord Parties from and against any and all claims, actions, liabilities, losses, damages, costs and expenses (including fines, penalties, judgments, court costs, and reasonable fees of attorneys, investigators and experts, through all appeals) arising from or to the extent caused (in whole or in part) by the use of the fire stairwells for access between floors of the Premises by Tenant or any Tenant Party, except to the extent caused by the gross negligence or willful misconduct of Landlord, any Landlord Party or any other third party.

Section 4.05    [***]

ARTICLE V    SERVICES

Section     5.01    Services

A.During the Term, Landlord shall furnish the following services in a manner commensurate with Class A office buildings within a twenty (20) miles radius of the Building (“Comparable Buildings”): (i) heating and air conditioning (“HVAC”) to provide for the normal use and occupancy of the Premises (with indoor conditions maintained at a target of 72 degrees Fahrenheit plus or minus 2 degrees, subject force majeure or other severe or extreme weather events) for the Permitted Use during “Business Hours” (defined to be the hours from 8:00 a.m. to 6:00 p.m., Monday through Friday and from 8:00 a.m. to 12:00 p.m. on Saturdays, excluding the following “Holidays”: January 1st, Memorial Day, July 4th, Labor Day, Thanksgiving Day and December 25th) and any holiday observed by the United States federal government. If Tenant desires HVAC services during non-Business Hours (hereinafter referred to as “Overtime HVAC Services”), then a person or persons previously designated by Tenant must provide Landlord with a written request for Overtime HVAC Services within the time frame established by Landlord for the Building, in which event Landlord shall make such Overtime HVAC Services available to Tenant. Tenant shall pay Landlord its then current hourly rate for Overtime HVAC Services [***], within thirty (30) days after Landlord has delivered to Tenant an invoice therefor; (ii) electrical service to the Premises in an amount equal to six (6) watts per usable square foot (exclusive of base Building HVAC) (“Electrical Capacity Requirement”), with the existing sub-meter installed for the Premises as of the Effective Date; (iii) water for drinking and lavatory purposes at those points of supply within the Building provided for the general use of tenants of the Building and water to the Premises for uses ancillary to customary office use; (iv) routine cleaning and janitorial service to the Common Areas and the Premises Monday through Friday, excluding Holidays consistent with Comparable Buildings; (v) passenger elevator service in common with Landlord and other tenants of the Building during Business Hours, provided that Landlord may reasonably limit the number of operating passenger elevators during non-Business Hours. At least one passenger elevator cab will be operational during non-Business Hours. Freight elevator service shall be made available to Tenant upon request, but the hours of operation, availability and manner of use is subject to such reasonable rules and regulations promulgated by Landlord from time to time; (vi) landscaping and grounds maintenance; (vii) snow and ice removal; (viii) one (1) card access through entrance at employee entrance on first floor and security guard present at the second floor main entrance to the Building from 8:00 a.m. to 8:00 p.m., Monday through Friday, excluding Holidays; and (ix) cafeteria, fitness center, and conference area amenity services located in the Common Areas.

B.If Tenant requests additional services (including additional electrical power), and Landlord is amenable to furnishing such additional services, then Landlord shall use commercially reasonable efforts to furnish Tenant with said additionally requested services, and Tenant shall pay upon demand Landlord’s reasonable charge for furnishing said additional services. Landlord reserves the right to participate in wholesale energy purchase programs or energy conservation programs and to provide energy to the Premises through such programs so long as the cost to Tenant is competitive and same does not increase Tenant’s obligations hereunder. Landlord shall have the exclusive right to select, and to change, the companies providing the services required of Landlord under this Lease.

Section     5.02    High Demand Use

Without Landlord’s prior written consent, Tenant shall not install or use any equipment in the Premises or otherwise use or occupy the Premises in a manner that will require electrical service to be provided to the Premises in excess of the Electrical Capacity Requirement, which consent may be conditioned on Tenant installing a supplemental HVAC system to fully counteract the heat effects thereof, such that the temperature can otherwise be maintained in the Premises by the Building standard HVAC system (hereinafter each is referred to as a "High Demand Use"). Landlord can also withhold its consent if, among other reasons, Landlord determines, in its reasonable opinion (after consulting with an engineer), that (a) such High Demand Use is not safe for the Premises or other occupants of the Building, or (b) the Building standard electrical and/or HVAC systems serving the Premises are not adequate to support the High Demand Use. If Landlord elects to permit a High Demand Use, or if Landlord reasonably determines that a High Demand Use exists in the Premises (regardless of whether Landlord’s consent was obtained), then Landlord may require separate metering of the Premises (or the equipment causing the High Demand Use) and/or installation of supplemental electrical facilities or HVAC units to service the Premises. The reasonable and actual out-of-pocket design, engineering, equipment, installation, maintenance, removal and restoration costs and on-going utility charges associated with any such separate metering or supplemental facilities or units shall be paid by Tenant to Landlord from time to time within thirty (30) days after Landlord has delivered to Tenant an invoice therefor and reasonable supporting documentation.

Section     5.03    Interruption of Services

    A.    If any service required to be furnished by Landlord hereunder shall be interrupted, Landlord shall use commercially reasonable efforts to restore or resume furnishing any such service; however, except as expressly set forth in this Lease, under no circumstances shall Landlord be liable to Tenant for any damages or claims arising from such interruption, nor shall any such interruption: (i) entitle Tenant to any abatement or reduction of Rent; (ii) reduce or excuse the performance of Tenant's obligations under this Lease during any such interruption; (iii) constitute an actual or constructive eviction of Tenant, in whole or in part; or (iv) entitle Tenant to terminate this Lease. Further, subject to Section 5.03.B below, Landlord reserves the right, without liability to Tenant, and without being in breach of any covenant of this Lease, to effect a temporary interruption of any service whenever, but only for so long as may be reasonably necessary to make repairs, alterations, upgrades or changes, to the Project, including any utilities or Building Systems serving the Project.

    B.    (1)    Rent Abatement. If all or part of the Premises become untenantable by reason of a Service Interruption (as defined below) (hereinafter such event is referred to as an “Untenantable Event”), and if the Untenantable Event continues [***] after Landlord’s receipt of written notice from Tenant advising of such event (the “Untenantability Notice”), then Tenant’s obligation to pay Base Rent and Tenant’s Proportionate Share of Operating Expenses, Taxes, and Electrical Costs due under this Lease shall be equitably abated for each consecutive business day [***] that the Untenantable Event continues.
(2)    Definitions. “Service Interruption” shall be defined as the unavailability of any Essential Services (as hereinafter defined) which arises solely as a result of the gross negligence or willful misconduct of Landlord or any Landlord Party. “Essential Services” are defined to be only the following services: (i) sufficient electrical service to satisfy the Electrical Capacity Requirement; (ii) water service to the Building; (iii) HVAC in accordance with the requirements set forth in Section 5.01.A(i) of this Lease; and (iv) a minimum of one (1) passenger elevator cab during Business Hours to provide elevator service to the Premises.
(3)    Force Majeure. Tenant acknowledges that if Landlord is unable to cure the Untenantable Event within the time period set forth in Section 5.03.B(1) above as a result of an event(s) of force majeure as set forth in Section 19.05, then said time period shall be extended for the period of delay caused by said event(s) of force majeure.
(4)    The provisions of this Section 5.03.B shall not apply in the event of untenantability caused by fire, other casualty or taking (see Articles XII and XIII of this Lease).
        (5)    Nothing contained in this Section 5.03(B) shall be construed to limit Tenant’s right to seek specific performance of Landlord’s obligations under this Lease or claim that Tenant has been constructively evicted pursuant to New Jersey law.

Section 5.04    Generator

    Landlord shall maintain and operate the existing 2 MW full building generator and 130 kW life safety diesel generators serving the Building (together, the “Generator”) and provide Tenant with the non-exclusive use of power from the Generator in accordance with the Electrical Capacity Requirement for the Premises during emergency outages, all at Landlord’s cost (but subject to reimbursement as part of Operating Expenses). In the event the Generator fails, Landlord, subject to force majeure, shall provide, at Landlord’s cost (but subject to reimbursement of Tenant’s Proportionate Share of the amortized cost thereof as part of Operating Expenses), a back-up generator within a reasonable time to satisfy Tenant’s needs.
Section     5.05    Property Management

    Landlord shall, or shall cause a third party to, operate, manage, lease, maintain and service the Project, including without limitation the Common Areas, consistent with the standards for quality followed in Comparable Buildings and in accordance with this Lease. Tenant hereby approves Colliers Tri State Management, LLC, or its respective affiliates as the initial third-party property management company for the Building. In the event Tenant does not believe the management of the Building is satisfactory, Tenant may request that Landlord change management companies by written notice and Landlord shall have the right to retain the existing management company or change management companies, in its sole but reasonable discretion.

    ARTICLE VI    REPAIR AND MAINTENANCE
Section     6.01    Landlord’s Maintenance Obligations

    During the Term, Landlord shall maintain or cause to be maintained the Common Areas, Building Systems, exterior elements of the Building (including, without limitation, doors, windows and roof), and structural portions of the Building, all in good order and repair and in a neat, clean, sanitary and safe condition, including making all necessary repairs and replacements, in a manner commensurate with Comparable Buildings. If Tenant becomes aware of any condition that is Landlord’s responsibility to repair, Tenant shall promptly notify Landlord of the condition. Except as otherwise expressly set forth in this Lease, Landlord shall not be required to make any repairs, replacements, alterations or improvements to the Premises.

Section     6.02    Tenant's Maintenance Obligations

    Except for the Landlord’s obligations set forth in Section 6.01 and Section 5.01 above, Tenant shall, during the Term, at its own expense, maintain the interior of the Premises (including all systems exclusively serving the Premises that are not Building Systems) in good order and repair and in a neat, clean, sanitary and safe condition, including making all necessary repairs and replacements. If any repairs, replacements, Alterations or improvements to the Project become necessary because of: (i) any Alterations performed by Tenant or any Tenant Party, or on either of their behalf, or (ii) any prohibited or non-standard use of the Premises by Tenant or any Tenant Party, then, subject to Section 9.02 below, such repair, replacement, Alteration or improvement shall be made by Landlord (or by Tenant if so requested by Landlord) at the sole expense of Tenant.

ARTICLE VII    INTENTIONALLY DELETED

ARTICLE VIII    ALTERATIONS; MECHANICS’ LIENS

Section     8.01    Alterations

    A.    Except with respect to the Work and Tenant’s obligations with respect thereto as set forth in the Workletter, Tenant shall not make or allow to be made any alteration, addition, modification or improvement (collectively, “Alterations”) in or to the Premises without first obtaining Landlord's written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Landlord’s consent shall not be required for any Alterations that meet all of the following conditions (hereinafter referred to as "Non-Consent Alterations"): (i) will not be visible from the exterior of the Premises, (ii) do not require penetrations into the floor, roof, ceiling, exterior walls or load bearing walls of the Premises, (iii) do not affect the Building structure or Building Systems, (iv) comply with Laws; (v) do not alter or modify Tenant’s Permitted Use; (vi) comply the rules and regulations attached hereto as Exhibit “E” ; (vii) are installed with Building standard materials and finishes; and (viii) hard costs [***] (in connection with such Alteration); provided however, Tenant must provide Landlord with written notice of any Non-Consent Alterations prior to performing same, together with evidence showing that all of the foregoing requirements have been met.

B.    Prior to installation of any Alterations permitted by Landlord hereunder (other than Non-Consent Alterations), Tenant must prepare and deliver plans and specifications for said Alterations to Landlord for approval, which approval shall not be unconditionally withheld, conditioned, or delayed unless the Alterations affect the Building structure or Building Systems, exclusive of any of the Landlord’s Work (in which case consent shall be granted or denied in Landlord’s sole and absolute discretion). If Landlord does not approve or disapprove such plans and specifications [***], such plans and specifications shall be deemed approved by Landlord. Landlord’s approval of any Alterations (or the plans therefore) shall not constitute a representation or warranty by Landlord, nor Landlord’s agreement, that the same comply with applicable Laws. It shall be Tenant’s responsibility to obtain all necessary governmental permits and to ensure that all Alterations are constructed: (i) in accordance with the plans and specifications approved by Landlord, if Landlord’s approval is required above; (ii) using new, first-class materials; (iii) in a good, first class and workmanlike manner; (iv) in compliance with all Laws; (v) in a manner that does not unreasonably disturb Landlord’s management and operation of the Project or the use and occupancy of the Project by other tenants; (vi) using properly licensed contractors and subcontractors approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed); and (vii) in accordance with all reasonable rules prescribed by Landlord and provided to Tenant in writing with respect to the performance of any work at the Project (including without limitation rules regarding the use of freight elevators and loading docks, any required shutdown of utilities or Building Systems, storage of materials, coordination of work with the contractors of Landlord or other tenants, and the hours at which construction can be performed). If required by Landlord, in its reasonable discretion, Tenant or its general contractor shall maintain adequate builder's risk insurance throughout the construction of any Alterations. All contractors and subcontractors performing work at the Project for Tenant must maintain at all times insurance of a type, in a form and in an amount reasonably required by Landlord, and any liability insurance required to be carried by any contractor or subcontractor shall name Landlord and any other party reasonably designated by Landlord as an additional insured thereunder. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor and no such work will be permitted if it would void or reduce the warranty on the roof. Landlord shall have the right to supervise and inspect any work at all times; however, Landlord shall be accompanied by a representative of Tenant and Landlord's supervision and inspection of any work shall not constitute Landlord's approval of the work. All costs and expenses related to the Alterations incurred by Tenant or any Tenant Party shall be the sole responsibility of Tenant and Tenant shall pay when due all such costs and expenses. No supervisory, construction management, oversight or other fees shall be payable to Landlord or any designee of Landlord in connection with any Alterations, however, if an Alteration does not constitute a Non-Consent Alteration and Landlord cannot reasonably review Tenant’s proposed plans in-house, then Tenant shall reimburse Landlord for any reasonable third-party review costs incurred by Landlord in connection with such Alteration. Upon completion of any Alterations, Tenant will deliver to Landlord, to the extent not previously received by Landlord, evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials.

C.All Alterations which constitute fixtures in the Premises shall be deemed the property of Landlord upon installation, and upon expiration or termination of this Lease, the Alterations shall remain in the Premises (without any compensation to Tenant), unless Landlord gives notice to Tenant to remove all or any portion of the Alterations concurrently with Landlord’s approval thereof or, in the event of Non-Consent Alterations, within thirty (30) days after Tenant provides written notice thereof to Landlord and requesting in that notice that Landlord elect whether Tenant will need to remove the Alterations or not, in which event, prior to expiration or termination of this Lease, Tenant will remove same, repair any resulting damage and restore the applicable area of the Premises to the condition that existed prior to installation of said Alterations, subject to reasonable wear and tear.

Section     8.02    Mechanics’ Liens

    Tenant shall keep the Premises and the Project free from any liens arising out of any Tenant Work incurred by or for any Tenant Party. For purposes hereof, “Tenant Work” shall be any labor, services, materials, supplies or equipment furnished to, or any work (including Alterations) performed for, Tenant or any Tenant Party in or about the Project, other than any work performed by or through Landlord. All Tenant Work shall be deemed authorized and ordered by Tenant only, and neither the Premises, the Project, nor any interest of Landlord therein or in any funds that Landlord has agreed to pay to Tenant for any Tenant Work (the “Funds”) shall be subject in any way to any claim or lien (including any mechanic's or construction lien) arising out of any Tenant Work. And nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord’s interest therein or in any Funds. Accordingly, all contractors, subcontractors, materialmen, suppliers and other persons or entities contracting with Tenant or any Tenant Party are hereby charged with notice that they must look exclusively to Tenant to obtain payment for any labor, services, materials, supplies or equipment furnished to, or any Tenant Work performed for, Tenant or any Tenant Party. Prior to hiring or permitting any work or services to be performed by, any contractor, subcontractor, materialman, supplier or other person or entity, Tenant shall notify said party of this provision. Upon completion of any Tenant Work, Tenant shall deliver to Landlord final lien waivers and contractor’s final affidavits, all in forms reasonably acceptable to Landlord, from all contractors, subcontractors, materialmen and suppliers who performed work, supplied materials or performed services in connection with said Tenant Work. Should a claim, lien or notice of a lien, relating to any Tenant Work (collectively, a “Lien”) be filed against the Premises, the Project or Landlord’s interest therein or in any Funds, Tenant shall legally discharge the Lien by bonding or otherwise [***] after Tenant has notice that such Lien has been filed, regardless of the validity of such Lien. If Tenant fails to legally discharge such Lien [***], then Landlord may (but without obligation) take such action as Landlord deems advisable (in its sole discretion) to discharge such Lien (including without limitation paying money to satisfy such Lien), and all reasonable out-of-pocket costs and expenses (including reasonable attorney fees and a Landlord supervision fee [***] plus all costs incurred by Landlord to cause the removal of the Lien to compensate Landlord for the overhead and other costs incurred by Landlord in connection with the removal of the Lien) incurred by Landlord to do so shall be paid by Tenant to Landlord [***] after Landlord has delivered to Tenant an invoice therefor and reasonable supporting documentation.

ARTICLE IX    INSURANCE AND INDEMNITY

Section     9.01    Insurance Obligations

    A.    Tenant covenants and agrees that throughout the Term, Tenant will carry and maintain, at its sole expense, the following insurance: (i) commercial general liability insurance written on an occurrence basis, covering the Premises and all activities and operations of Tenant and/or any Tenant Party in or about the Project against claims for death, bodily injury or property damage (including standard  ISO language for contractual liability of "insured contracts" insuring Tenant’s indemnification obligations under this Lease), in an amount not less than $1,000,000 per occurrence, $2,000,000 aggregate; (ii) auto liability (including hired and non-owned coverage) with $1,000,000 combined single limit for bodily injury and property damage. If no owned autos, hired and non-owned auto liability is acceptable; (iii) excess liability/umbrella liability, providing coverage in excess of the commercial general liability, auto liability and employers liability listed herein, in the amount of $3,000,000/$5,000,000; (iv) property insurance covering all: (a) Alterations and fixtures located within the Premises, (b) equipment and other personal property located in the Premises, and (c) personal property of Tenant located anywhere in the Project. Such insurance shall be written in an amount at least equal to one hundred percent (100%) of the replacement cost of the insured property on a “causes of loss – special form” basis, and shall name Landlord (and if requested by Landlord in writing, any mortgagee of Landlord) as additional loss payees as their interests may appear; (v) Workers' compensation and employer's liability insurance, with the employer's liability portion thereof to have minimum limits of $1,000,000 bodily injury by accident each accident, $1,000,000 bodily injury by disease policy limit, and $1,000,000 bodily injury by disease each employee; and (vi) business interruption insurance in amount equal to twelve (12) months of monthly Base Rent, Operating Expenses, and Taxes due hereunder.

    B.    The liability insurance policies required under Section 9.01.A shall name or be endorsed to name Landlord and its property management company (and such other parties as reasonably requested by Landlord from time to time, including any mortgagee of Landlord) as additional insureds thereunder. All policies of the insurance required under Section 9.01.A shall be issued in a form reasonably acceptable by Landlord and by insurance companies with an AM Best rating of not less than A-, VII, and licensed to do business in the state in which the Premises is located. Further, each and every policy of insurance required under Section 9.01.A: (i) shall (or a certificate thereof) be delivered to Landlord prior to the earlier of the date of delivery of the Premises to Tenant or the date any Tenant Party accesses the Premises, and thereafter within ten (10) business days following the inception of any new policy or renewal of an existing policy; (ii) with respect to property insurance, shall contain a waiver by the insurer of any rights of subrogation the insurer might be entitled to claim against the Landlord or any Landlord Parties; and (iii) shall provide coverage that it is primary and non-contributory to any policies carried by Landlord. If available, Tenant’s insurer will give to Landlord and such other parties in interest at least thirty (30) days prior written notice of any cancellation or termination of, or reduction below the coverage required hereunder for, any such policy.

    C.    Without in any way limiting Landlord’s other remedies under this Lease, if Tenant fails to maintain the insurance required under this Section 9.01, then Landlord may (but without obligation), upon giving Tenant at least ten (10) business days prior written notice, procure such insurance for Tenant’s benefit, and Tenant shall reimburse Landlord for the reasonable out-of-pocket costs incurred (plus a Landlord fee equal to 5% of the insurance premium) within thirty (30) days after Landlord has delivered to Tenant an invoice therefor accompanied by reasonable supporting documentation.

        D.    Landlord shall insure the Building against damage with casualty at least equal to the full replacement cost of the Building and commercial general liability insurance in such amount Landlord deems reasonable, but at least in the amount of $1,000,000 per occurrence and $2,000,000 general aggregate, with such deductibles as Landlord reasonably deems appropriate. Landlord may maintain any other commercially reasonable insurance coverages relating to the Project or Landlord’s operations therein which Landlord, its mortgagee(s), or third party determines appropriate. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided hereinabove, Landlord shall not be required to carry insurance of any kind on Tenant's property, and Tenant hereby agrees that Tenant shall have no right to receive any proceeds from any insurance policies carried by Landlord.

Section     9.02    Waiver of Property Damage Claims

    NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS LEASE (EXCEPT AS PROVIDED IN THE LAST SENTENCE OF THIS SECTION), LANDLORD AND TENANT DO HEREBY WAIVE ANY AND ALL CLAIMS (INCLUDING SUBROGATION CLAIMS) OR CAUSES OF ACTION AGAINST THE OTHER FOR THE LOSS OR DESTRUCTION OF, OR DAMAGE TO, PROPERTY TO THE EXTENT SUCH LOSS, DESTRUCTION OR DAMAGE IS OF THE TYPE INSURABLE UNDER A CUSTOMARY "CAUSES OF LOSS – SPECIAL FORM" PROPERTY INSURANCE POLICY (IRRESPECTIVE OF WHETHER EITHER PARTY MAINTAINS SUCH INSURANCE). TENANT AGREES THAT THE FOREGOING WAIVER APPLIES TO AND IS ALSO FOR THE BENEFIT OF THE LANDLORD PARTIES. LANDLORD AGREES THAT THE FOREGOING WAIVER APPLIES TO AND IS ALSO FOR THE BENEFIT OF THE TENANT PARTIES. THESE WAIVERS SHALL APPLY REGARDLESS OF THE CAUSE OF THE LOSS, DESTRUCTION OR DAMAGE, EVEN IF CAUSED BY THE NEGLIGENCE OF ANY PARTY. The parties' insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said policies by reason of such waivers. Tenant acknowledges and agrees that the waivers contained in this Section do not prevent Landlord from including repair, replacement and restoration costs in excess of such available insurance proceeds as part of Operating Expenses to the extent permissible under Article III of this Lease.

Section     9.03    [***]

Section     9.04    Waiver and Release

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS LEASE, NEITHER LANDLORD NOR THE LANDLORD PARTIES SHALL BE LIABLE TO TENANT OR ANY TENANT PARTY, AND TENANT (ON BEHALF OF ITSELF AND, TO THE EXTENT PERMITTED BY LAW, ON BEHALF OF ANY TENANT PARTY) HEREBY RELEASES AND WAIVES ALL CLAIMS OR CAUSES OF ACTION AGAINST LANDLORD AND THE LANDLORD PARTIES, FOR (I) BODILY OR PERSONAL INJURY OR DEATH SUFFERED BY TENANT OR ANY TENANT PARTY AND/OR (II) THEFT OR LOSS OF, OR DAMAGE TO, PROPERTY OF TENANT OR ANY TENANT PARTY, ARISING FROM ANY CAUSE WHATSOEVER. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TENANT ACKNOWLEDGES AND AGREES THAT THE FOREGOING WAIVER IS INTENDED TO WAIVE CLAIMS AND CAUSES OF ACTION AGAINST LANDLORD AND THE LANDLORD PARTIES EVEN THOUGH SUCH CLAIMS OR CAUSES OF ACTION MAY ARISE AS A CONSEQUENCE OF THEIR OWN NEGLIGENCE OR FAULT, AND EVEN THOUGH LANDLORD OR ANY LANDLORD PARTY IS COMPARATIVELY, CONTRIBUTIVELY, OR CONCURRENTLY NEGLIGENT WITH TENANT OR ANY TENANT PARTY, AND EVEN THOUGH ANY SUCH CLAIM OR CAUSE OF ACTION IS BASED UPON OR ALLEGED TO BE BASED UPON THE STRICT LIABILITY OF LANDLORD OR ANY LANDLORD PARTY; HOWEVER, SUCH WAIVER SHALL NOT EXTEND TO ANY CLAIM OR CAUSE OF ACTION ARISING FROM, CAUSED (IN WHOLE OR IN PART) BY OR RELATING TO THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY LANDLORD PARTY. The foregoing waiver shall survive expiration or termination of this Lease.

ARTICLE X    ASSIGNMENT AND SUBLETTING

Section 10.01    Change of Control; Transfer

A.    Tenant shall not voluntarily, involuntarily or by operation of Law, without the prior written consent of Landlord in each instance (which consent shall not be unreasonably withheld, conditioned or delayed): (i) cause, suffer or permit to occur any Change of Control (as defined below); (ii) assign, transfer, pledge or otherwise encumber this Lease or Tenant’s interest hereunder; (iii) sublet the Premises or any part thereof; or (iv) otherwise permit the use or occupancy of the Premises by any party other than Tenant and any Tenant Party (collectively, all such instances are sometimes hereinafter individually referred to as a “Transfer”). Landlord’s consent to any Transfer shall not be deemed a waiver of the requirement to obtain Landlord’s consent to any subsequent Transfer. Any Transfer (other than an assignment or sublease to a Permitted Transferee, as defined below) which is made without the prior written consent of Landlord may, at the sole discretion of Landlord, be deemed null and void and of no force and effect as relates to this Lease.

    B.    If Tenant is a corporation (other than a corporation the stock of which is publicly traded or a subsidiary thereof) the term "Change of Control" shall mean any direct or indirect change in the legal or beneficial ownership or control of the shares or stock that constitutes control of Tenant other than by reason of gift or death. The term "control" as used herein means the power, directly or indirectly, to direct or cause the direction of the management or policies of Tenant. If Tenant is a partnership, whether general or limited, or a limited liability company, the term "Change of Control" shall mean any direct or indirect change in the legal or beneficial ownership or control of the partnership interests or, as the case may be, any change in the membership or control of said limited liability company, which constitute control of Tenant other than by reason of gift or death.

Section 10.02    Landlord Consent; Permitted Transferee

A.    Landlord agrees that its consent to a proposed assignment of this Lease or sublease of the Premises shall not be unreasonably withheld, conditioned or delayed provided that all of the following conditions are satisfied: (i) no Event of Default then exists; (ii) in Landlord's reasonable judgment, the proposed assignee or subtenant is engaged in a business or activity which (a) is limited to using the Premises for the Permitted Use, and (b) will not violate any restriction then binding on the Project, [***]; (iv) the proposed assignee or subtenant shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of, the courts of the State in which the Project is located; (v) [***]; (vi) Landlord has been provided with an executed copy of the assignment or sublease document wherein, in the event of a proposed assignment, the assignee agrees, without limitation, to be bound by and assume all of the obligations of Tenant under this Lease; (vii) Tenant and the proposed assignee or subtenant agree to sign Landlord’s then standard consent document with such reasonable modifications thereto as may be requested by Tenant and/or the proposed assignee or subtenant; (viii) Tenant shall also be required to reimburse Landlord for its actual third party costs and fees incurred in connection with said Transfer; and (ix) unless the Landlord agrees to modify the guaranty, any guarantor of this Lease shall continue to remain liable under the terms of its guaranty and such guarantor shall execute Landlord’s consent document to evidence the continuation of its guaranty.

    B.    [***]

    C.    Any request for consent to a proposed Transfer shall be in writing and Tenant shall furnish to Landlord all information available to Tenant and requested by Landlord as to the business of the proposed transferee and its responsibility and financial standing. [***] after the receipt by Landlord of such request for consent and of all information which Landlord shall have reasonably requested hereunder, Landlord shall notify Tenant whether or not Landlord consents to such Transfer and, if Landlord does not consent, the grounds therefor. If Landlord fails to notify Tenant, [***], that Landlord has not consented to such Transfer (and identified the grounds therefor), then such consent shall be deemed denied.

D.Notwithstanding anything herein to the contrary, no Transfer shall release the originally named Tenant hereunder (or any successor Tenant hereunder) of its obligations under this Lease, and all of said Tenant entities shall, notwithstanding any Transfer, remain primarily liable under this Lease for all of the obligations of the tenant hereunder until expiration or termination of this Lease (or beyond for those obligations which survive expiration or termination of this Lease).

A.[***]

ARTICLE XI    RIGHT OF ENTRY BY LANDLORD

    Landlord shall have the right to enter upon the Premises (excepting only any Secure Area(s), as hereinafter defined) at all reasonable hours following at least 48 hours prior written notice (or at any time in the event of an emergency) for the purpose of: (i) inspecting the Premises; (ii) showing the Premises to prospective purchasers or mortgagees; (iii) making repairs, additions or alterations to the Premises as permitted under this Lease or as Landlord deems reasonably necessary; (iv) making repairs, additions or alterations to any adjacent premises or to the Building; (v) locating both vertically and horizontally within the Premises, and repairing, erecting, installing, using, modifying, tying into and maintaining, utility lines, air ducts, flues, duct shafts, risers, refrigerant lines, drains, sprinkler mains and valves, conduits, pipes, and other facilities within and through the Premises, which serve the Premises and/or any portion of the Project; (vi) to exercise any rights reserved to Landlord under this Lease which would require access to the Premises; and/or (vii) at any time that an Event of Default exists [***], showing the Premises to prospective tenants. In exercising its right of entry under this Article XI, Landlord will make commercially reasonable efforts not to unreasonably interfere with Tenant’s business operations and security procedures in the Premises, but Tenant agrees that Landlord shall not be required to perform any work after Business Hours. Furthermore, except as expressly set forth in this Lease, Landlord shall not be liable to Tenant in any manner for any such interference, nor shall the same: (a) entitle Tenant to any abatement or reduction of Rent; (b) affect, impair, reduce, or excuse the performance of Tenant's obligations under this Lease during any such interference; (c) constitute an actual or constructive eviction of Tenant, in whole or in part; or (d) entitle Tenant to terminate this Lease.

    Notwithstanding the foregoing, Tenant may elect to designate a portion of the Premises as a “Secure Area” for certain functions that may require confidentiality protection obligations of Tenant such as human resources, information technology, and legal services. With respect to said Secure Area(s), subject to the provisions of this Article 11, (i) Landlord and its agents shall not access said Secure Area excepting only in the event of an emergency or when accompanied by an agent or employee of Tenant; and (ii) Tenant shall be solely and exclusively responsible for all routine maintenance, compliance with Laws, and non-structural repairs with respect to said Secure Area and Landlord shall have no obligations or liabilities, of any kind, with respect thereto except Landlord shall be entitled to access the Secure Area to make any emergency maintenance or repairs required under the Lease. Without limiting the foregoing, upon reasonable prior notice, Tenant shall permit Landlord to access said Secure Area, accompanied by an agent or employee of Tenant, for the purpose of performing maintenance and repair work to the Building. Tenant will make a representative available to Landlord for access to the Secure Area (a) during ordinary Business Hours upon reasonable advance notice, and during emergencies, as soon as practicable (taking into account the circumstances) after receipt of a request from Landlord; provided however, in the event of a genuine emergency posing imminent risk to persons or property, if Landlord provides said request to Tenant and Tenant has not responded to Landlord and made a representative available to accompany Landlord within one (1) hour of receipt of Landlord’s notice, then Landlord may access the Secure Area.

ARTICLE XII    EMINENT DOMAIN

If (a) all of the Premises or Project are Taken (as hereinafter defined), (b) any part of the Premises is Taken and the remainder is insufficient in Tenant’s reasonable opinion for the operation of Tenant’s business, or [(c) any part of the Project is Taken and Landlord, for any reason, elects not to restore the remainder of the Project (Landlord agreeing to provide prompt notice of any such election)], then in any such event this Lease shall terminate as of the date the condemning authority takes possession. If this Lease is not terminated, (i) Landlord shall restore the remainder of the Project, (ii) Tenant’s Proportionate Share of Operating Expenses, Taxes and Electrical Costs shall be adjusted based on the change of square footage in the Premises, the Building and the Project in accordance with BOMA standards, and, (iii) if any portion of the Premises become untenantable, then Rent shall be equitably adjusted to account for any said portion from the date of such Taking. The compensation awarded for a Taking shall belong solely to Landlord. Notwithstanding the foregoing, Tenant may, to the extent permitted by law, seek a separate award for the value of any Alterations made to the Premises by Tenant (except to the extent such Alterations were paid for with the Landlord’s Contribution, as defined in the Workletter), the value of any of Tenant’s trade fixtures and other personal property and moving and relocation expenses, so long as Tenant does not materially interfere with the Taking proceedings or otherwise reduce the award to which Landlord is entitled. For purposes hereof, “Taken” shall mean any acquisition by a public authority having the power of eminent domain by condemnation or conveyance in lieu of condemnation.

ARTICLE XIII    DESTRUCTION OR DAMAGE

    A.    If the Premises, the Building or the Common Areas are totally or partially destroyed by fire or other casualty, Landlord shall promptly notify Tenant (the “Estimated Restoration Notice”) of the date on which, in Landlord’s reasonable opinion, the damage can be restored (the “Estimated Restoration Date”). If the Premises, the Building or the Common Areas are totally destroyed by fire or other casualty, or damaged to the extent that, in Landlord's reasonable opinion, the damage cannot be restored within two hundred seventy (270) days from the date of the fire or casualty that caused the damage, or if the damage exceeds fifty percent (50%) of the replacement cost of the Building, or if Landlord maintained the insurance required to be maintained by this Lease but the damage is not covered by Landlord’s property damage insurance, or if Landlord's lender requires that the insurance proceeds be applied to its loan, or if the damage or destruction occurs within the last eighteen (18) months of the Term, then in any such event Landlord shall have the right to terminate this Lease by written notice delivered to Tenant within sixty (60) days after the fire or other casualty that caused the damage. If the Estimated Restoration Date is more than two hundred seventy (270) days from the date of the fire or other casualty that caused the damage, or if the damage or destruction occurs within the last eighteen (18) months of the Term, then so long as such fire or other casualty that caused the damage was not caused by the gross negligence or willful misconduct of Tenant or any Tenant Party, Tenant shall have the right to terminate this Lease by written notice delivered to Landlord within thirty (30) days after Tenant’s receipt of the Estimated Restoration Notice.

    B.    If following any such damage or destruction Landlord and Tenant are not entitled to or do not elect to terminate this Lease as provided in Article XIII.A, then this Lease shall remain in full force and effect, and Landlord shall commence to diligently restore the damaged or destroyed portion of the Premises, the Building, and the Common Areas and the balance of the Project; however, (i) Landlord shall not be obligated to repair or restore any Alterations, furniture, fixtures or equipment located within the Premises or any personal property of Tenant or any Tenant Party; and (ii) Landlord shall not be obligated to spend on such repair or restoration any amount in excess of the insurance proceeds actually received by Landlord (after first deducting therefrom the costs and expenses incurred by Landlord to obtain said proceeds) or that would have been received by Landlord had Landlord maintained the insurance required to be maintained by this Lease. After completion of Landlord's repair or restoration work, Tenant shall commence and diligently pursue repair and restoration of all Alterations, furniture, fixtures, equipment and personal property within the Premises, to substantially the same condition as before such damage occurred. Until such time as Landlord has completed Landlord’s repair or restoration work to substantially the same condition as before such damage occurred (exclusive of all Tenant’s Work, Alterations, furniture, fixtures, equipment and personal property within the Premises), Rent shall be equitably abated during such period of repair or restoration.

    C.    Notwithstanding anything herein to the contrary, in the event Landlord does not substantially complete its required restoration of the Premises by the Estimated Restoration Date, subject to extension due to force majeure under Section 19.05 (“Repair Completion Deadline”), Tenant shall be entitled to terminate this Lease by delivering written notice of termination to Landlord prior to the earlier of (i) the date that is thirty (30) days after the Repair Completion Deadline or (ii) the date Landlord substantially completes said restoration work. If Tenant fails to timely deliver its written notice of termination hereunder, then said right of termination shall become null and void.

D.    If Lease is terminated by Tenant under the provisions of this Article XIII, Landlord shall be entitled to the lesser of (a) the full proceeds of the insurance policies providing coverage for all Alterations which constitute fixtures in the Premises or such Alterations that are a part of the Building, or (b) the unamortized amount of the Landlord’s Contribution as of the termination date (based on the number of years remaining in the Term), and, if Tenant has failed to maintain insurance on such Alterations as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such Alterations as required by this Lease. The foregoing obligation shall survive expiration or termination of this Lease.

E.    Tenant agrees that Landlord's obligation to restore and Tenant’s right of termination, if any, shall be Tenant's sole recourse in the event of such damage or destruction, and Tenant waives any other rights Tenant may have against Landlord or any Landlord Party under any applicable Law or to otherwise terminate this Lease by reason of such damage or destruction.

ARTICLE XIV    SUBORDINATION

    This Lease is subject and subordinate to (i) any mortgage, deed of trust or other security instrument (collectively, a “Mortgage”) now or hereafter encumbering the Project (or portion thereof affecting the Premises) and to all advances made thereunder and to all renewals, extensions, modifications or replacements thereof; and (ii) any ground lease now or hereafter encumbering the Project (or portion thereof affecting the Premises). Said subordination is self-operative, but [***], Tenant shall execute and deliver any reasonable further instruments confirming the subordination of this Lease and any reasonable further instruments of attornment that the holder of any Mortgage or the landlord of any ground lease may reasonably request. Notwithstanding anything herein to the contrary, the holder of any Mortgage may at any time, without Tenant’s consent, elect to have its Mortgage subordinate to this Lease by giving notice to Tenant; provided, however, that such subordination shall not affect said holder’s rights with respect to condemnation awards, casualty insurance proceeds, intervening liens or any right which shall arise between the recording of such Mortgage and the execution of this Lease.

    Notwithstanding anything to the contrary in this Article XIV, except for the Initial Mortgagee (as defined herein) any future subordination of this Lease to a Mortgage with respect to the Building shall be conditioned on the Landlord obtaining a nondisturbance agreement in favor of Tenant from mortgagees and ground lessors regarding any financings or ground leases entered into by Landlord with respect to the Building (each, a “Holder”), in the standard form provided by any applicable mortgagees and ground lessors, with such modifications as are reasonably requested by Tenant and acceptable to a Holder, [***]. Simultaneously with the execution of this Lease, Landlord, Tenant, and Initial Mortgagee shall execute and deliver an agreed upon subordination, non-disturbance, and attornment agreement.

ARTICLE XV    DEFAULT AND REMEDIES

Section     15.01    Default by Tenant

    A.    Any of the following shall constitute an “Event of Default” by Tenant under this Lease:

        (1)    if Tenant fails to pay when due any payment of Rent and such failure is not cured [***] after Landlord gives Tenant written notice of such failure; provided, however, Tenant is only entitled to the foregoing notice and cure period for the first late payment of Base Rent in any consecutive twelve (12) month period during the Term, which means that the second (2nd) and any subsequent late payment of Base Rent by Tenant during said consecutive twelve (12) month period shall be deemed an automatic Event of Default;

            (2)    if Tenant fails to perform any of its obligations under this Lease (other than the payment of Rent which is covered by Section 15.01.A(1) above) or otherwise breaches any of the terms or provisions of this Lease, and such failure or breach is not cured [***] after Landlord gives Tenant written notice of such failure or breach; provided, however, that if such failure or breach is of such a nature that it cannot through the exercise of diligent and reasonable efforts be cured [***], then Tenant shall have such additional time as is reasonably necessary to cure such failure or breach [***], provided Tenant promptly commences the cure [***] and thereafter diligently pursues the cure of such failure or breach to completion;

            (3)    if Tenant or any guarantor of this Lease becomes insolvent or makes a general assignment for the benefit of creditors or offers a settlement to creditors or otherwise admits that it can no longer meet its financial obligations, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant or any guarantor of this Lease, or a bill in equity or other proceeding for the appointment of a receiver or trustee for any of Tenant’s assets (or the assets of any guarantor of this Lease) is commenced, or a receiver or trustee is appointed for any of the assets of Tenant (or any guarantor of this Lease); provided that no Event of Default will occur with regard to any proceeding brought by anyone other than Tenant under any bankruptcy, insolvency, receivership or similar law if such proceeding is dismissed [***] after being commenced; or

            (4)    if Tenant's leasehold estate or its property located within the Premises should be levied upon or attached and such levy or attachment is not satisfied or dismissed [***] after such levy or attachment.

Section     15.02    Landlord Remedies

    A.    Upon the occurrence of any Event of Default described in Section 15.01, Landlord may exercise any or all of the following remedies:

        (1)    terminate this Lease by giving Tenant three (3) business days prior written notice of such termination, in which event this Lease shall terminate on the date specified in such notice and all rights of Tenant under this Lease shall expire as of such date. Tenant shall surrender the Premises to Landlord, in the manner and in the condition required under Section 18.01 of this Lease, on said termination date; and if Tenant fails to do so, Landlord shall have the right, without notice, to enter upon and take possession of the Premises and, subject to all applicable Laws, to expel and remove Tenant (and any other occupant of the Premises) and all personal property therefrom without being liable for prosecution or any claim of damages therefor. Upon demand by Landlord, Tenant shall pay Landlord an amount equal to the sum of the following: (i) the unpaid Rent earned through the date of termination; plus (ii) the then present value (discounted at a rate equal to the rate of the then issued treasury bill having a maturity approximately equal to what would have been the remaining Term had such early termination not occurred) of (a) the total Rent which would have been payable under this Lease for the period beginning with the day following the date of such termination and ending with what would have been the expiration date of the Term had such early termination not occurred, minus (b) the aggregate fair market rental value of the Premises for the same period after taking into account all relevant factors in making such determination, including without limitation, a reasonable period of time (not to exceed twenty-four (24 months) that may be considered as a leasing and marketing period by which the Premises would not be leased and, therefore, no rental value would be attributable to the Premises during such period; plus (iii) the amount of any brokerage or leasing commissions and tenant improvement costs which are unamortized as of the termination date; plus (iv) any other amount necessary to compensate Landlord for all damages proximately caused by Tenant’s Event of Default or which in the ordinary course of things would be likely to result therefrom, including without limitation: (a) all costs (including reasonable attorney fees) incurred by Landlord to recover possession of the Premises and to remove, store or dispose of any personal property located therein, (b) all costs incurred by Landlord to repair any damage within or otherwise restore the Premises to the condition required under Section 18.01 of the Lease, and (c) if Landlord relets the Premises, then all costs incurred by landlord in doing so, including without limitation, reasonable attorney fees and brokerage and leasing commissions. The foregoing payment obligation by Tenant shall survive said termination of this Lease;

        (2)    terminate Tenant’s right of possession without terminating this Lease by giving Tenant written notice thereof, in which event Tenant’s right to possess and use the Premises shall terminate on the date specified in such notice, and Tenant shall surrender the Premises to Landlord, in the manner and in the condition required under Section 18.01 of this Lease, on said date; and if Tenant fails to do so, Landlord shall have the right, without notice, to enter upon and take possession of the Premises and to expel and remove Tenant (and any other occupant of the Premises) and all personal property therefrom without being liable for prosecution or any claim of damages therefore. Such termination of possession shall not release Tenant, in whole or in part, from Tenant’s obligations to pay Rent under this Lease as and when due for the remaining Term, nor shall it release guarantor from its obligations under any guaranty of this Lease. After obtaining possession of the Premises, Landlord shall in its own name, but as agent for Tenant, use commercially reasonable efforts to relet the Premises upon any terms and conditions as Landlord may reasonably deem necessary or desirable. Upon any such reletting, all rentals received by Landlord from such reletting shall be applied first to the costs incurred by Landlord in accomplishing any such reletting (including without limitation those described in Section 15.02.A(1)(iv) above), and thereafter shall be applied to the past due Rent owed by Tenant to Landlord under this Lease and then to the Rent owed by Tenant to Landlord during the remainder of the Term. Tenant shall pay any deficiency between the remaining Rent due hereunder and the amount received by such reletting as and when each payment of remaining Rent becomes due; however, under no circumstances shall Tenant be entitled to any excess rental received by Landlord from such reletting. If the costs incurred by Landlord in accomplishing any such reletting (including without limitation those described in Section 15.02.A(1)(iv) above) are not fully reimbursed to Landlord by rental received from any such reletting, then upon demand by landlord, Tenant shall immediately pay such costs to Landlord. The foregoing payment obligation by Tenant shall survive expiration or termination of this Lease; and/or

        (3)    cure such default for the account of and at the cost and expense of Tenant and the sums so expended by Landlord, together with an administrative fee [***], shall be paid by Tenant to Landlord [***] after demand therefor accompanied by reasonable supporting documentation; and/or

        (4)    pursue such other remedies as are available to Landlord at Law or in equity.

    B.     Landlord will use commercially reasonable efforts to mitigate its damages following a default by Tenant; provided, however Tenant agrees as follows: (i) that Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to re-let the Premises free of any claim of Tenant; (ii) Landlord shall not be obligated to offer the Premises to any prospective tenant when other premises in the Building or Project suitable for that prospective tenant's use are currently available; (iii) Landlord shall not be obligated to lease the Premises to another tenant for a rental less than the current fair market rental then prevailing for comparable sublease space in Comparable Buildings; and (iv) Landlord shall not be obligated to enter into a lease with any proposed substitute tenant that does not have, in Landlord's reasonable opinion, sufficient financial resources to operate the Premises in a first-class manner.

C.    In the event Landlord incurs any attorney fees or costs: (i) in connection with any bankruptcy filed by or against Tenant or any guarantor of this Lease; and/or (ii) to exercise its remedies under Section 15.02.A above, then Tenant shall pay to Landlord all such reasonable fees and costs (through all appeals) thereof [***] after demand therefor accompanied by reasonable supporting documentation.

    D.    Landlord’s acceptance of Rent following an Event of Default by Tenant shall not be deemed a waiver by Landlord of its rights or remedies hereunder with respect to such Event of Default. Further, no waiver by Landlord of any breach or default by Tenant shall be a waiver of any subsequent breach or default, nor shall any forbearance by Landlord to seek a remedy for any breach or default by Tenant be deemed a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach or default. No waiver by Tenant of any breach or default by Landlord shall be a waiver of any subsequent breach or default, nor shall any forbearance by Tenant to seek a remedy for any breach or default by Landlord be deemed a waiver by Tenant of any rights and remedies with respect to such or any subsequent breach or default.

E.    Tenant hereby expressly waives any and all rights of redemption granted to Tenant by or under any present or future Laws in the event Tenant is evicted or dispossessed of its possession of the Premises.

    F.    No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by Law or in equity, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at Law or in equity.

Section     15.03    Landlord Default

    In the event of any default by Landlord under this Lease, except as expressly set forth below, Tenant's exclusive remedy shall be an action for damages, but prior to any such action Tenant must give Landlord written notice specifying such default with particularity, and Landlord shall have [***] after receipt of such written notice in which to cure any such default; provided, however, if such default cannot, by its nature, be cured [***], then Landlord shall have such additional time as is reasonably necessary to cure such default, provided Landlord commences its cure [***] and thereafter diligently prosecutes such cure to completion, [***] (a “Landlord Default”). In no event shall Tenant have the right to terminate this Lease as a result of a Landlord's Default unless such right is judicially determined.   Nothing set forth herein shall reduce, delay or otherwise impair Tenant's remedies under this Lease if Landlord fails to timely perform its obligations hereunder, notwithstanding that such failure may not be deemed to result in Landlord's being in default hereunder.

In the event of a Landlord Default related to Landlord's failure to provide any service which Landlord is required to provide under Section 5 or elsewhere herein or in the event of any other Landlord Default of a nature which materially and adversely affects Tenant's use and occupancy of the Premises, or Tenant's ability to conduct Tenant's business in the Premises, then, Tenant shall have the right but not the obligation to cure or correct such Landlord Default provided (i) Tenant gives Landlord and any Holder of which Tenant has received written notice [***] of its intention to cure or correct such Landlord Default, (ii) Tenant shall use reasonable efforts not to adversely affect other tenants' occupancy of and business operations in the Building, and (iii) Tenant shall not perform any work involving the structure or systems of the Building (except with respect to those components of the systems of the Building that exclusively serve the Premises). If Tenant elects to cure as aforesaid, Tenant shall deliver written notice to Landlord and any Holder describing in reasonable detail the amounts paid by Tenant to cure or correct such Landlord Default (which written notice shall be accompanied by reasonable evidence of such costs and payment by Tenant) and may demand in writing payment from Landlord of those reasonable and necessary costs paid by Tenant to effect such cure or correction. Landlord shall reimburse such reasonable and necessary costs [***] after receipt of Tenant's written demand and reasonable evidence of such costs or notify Tenant in writing as to any amounts which it determines in good faith are not validly owed.

ARTICLE XVI    TENANT’S PROPERTY

    Tenant at all times shall be responsible for and shall pay, before delinquency, all taxes levied or assessed on: (i) Tenant’s leasehold interest hereunder, (ii) any right of occupancy of the Premises, (iii) any investment of Tenant in the Premises, (iv) any Alterations or fixtures of Tenant located in the Premises (unless installed by Landlord), and/or (v) any equipment or other personal property of Tenant located in the Premises. And if any such taxes are assessed against Landlord or its property for any reason, and Landlord elects to pay such taxes, then Tenant shall reimburse Landlord for such taxes within thirty (30) days after demand therefor accompanied by reasonable supporting documentation.

ARTICLE XVII    QUIET ENJOYMENT

    Upon payment by Tenant of all Rent herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, in each case prior to the expiration of any applicable notice and/or cure period, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance by Landlord or anyone lawfully claiming by, through or under Landlord, subject, however, to the terms and conditions of this Lease and all matters of public record. Landlord shall not be responsible for the acts or omissions of Tenant, any other tenant or occupant of the Project, or any third party that may interfere with Tenant's use and enjoyment of the Premises.

ARTICLE XVIII    SURRENDER OF POSSESSION; HOLDING OVER

Section     18.01    Surrender of Possession

    On the date on which this Lease expires or terminates (the “Surrender Date”), Tenant shall return possession of the Premises to Landlord in the condition in which the same is required to be maintained pursuant to Section 6.02 and in broom clean condition (except for ordinary wear and tear and casualty damage not required to be restored by Tenant under this Lease). Anything not removed from the Premises shall be deemed abandoned, and Landlord may, without compensation to Tenant or any Tenant Party, treat same as Landlord’s property to use or sell (with the proceeds of any sale being the sole property of Landlord). If Tenant does not return possession of the Premises to Landlord in the condition required under this Section by the Surrender Date, then Tenant shall reimburse Landlord for all costs incurred by Landlord to return the Premises to said condition. No delivery to, or acceptance by, Landlord or any Landlord Party of keys to the Premises, nor any other act or omission of Landlord or any Landlord Party, shall be deemed an acceptance of surrender of the Premises or a termination of this Lease, unless expressly stated in writing by Landlord. On the Surrender date, Tenant shall remove its personal property and trade fixtures and repair any damage resulting from such removal.

Section     18.02    Holding Over

    In the event Tenant remains in possession of the Premises after the Surrender Date with Landlord's written consent, Tenant shall be a tenant at will and such tenancy shall be subject to all of the provisions hereof, except that monthly Base Rent shall be due in an amount equal to the Holdover Percentage of the monthly Base Rent due hereunder for the last full calendar month prior to the Surrender Date. [***]. In the event Tenant remains in possession of the Premises after the Surrender Date without Landlord's written consent, Tenant shall be a tenant at sufferance and may be evicted by Landlord upon [***] prior written notice, but Tenant shall be obligated to pay Rent for such period that Tenant holds over at the same rate provided in the preceding sentence, and in the event such holding over continues beyond an initial [***] from the Surrender Date, Tenant agrees to indemnify and hold harmless Landlord and the Landlord Parties from and against any and all: (i) claims made by any prospective or succeeding tenant for all or a part of the Premises resulting from such holding over by Tenant; (ii) claims made by the landlord under any ground lease, and/or (iii) damages (consequential or otherwise) Landlord suffers as a result of such holding over, including without limitation, the loss of a prospective tenant for all or part of the Premises. The foregoing indemnity obligation shall survive the expiration or termination of this Lease. Nothing in this Section shall be construed as a consent by Landlord for any holding over by Tenant after the Surrender Date.

ARTICLE XIX    MISCELLANEOUS

Section     19.01    Signs

A.Landlord will permit Tenant to have its pro rata share of the building standard identification signage on the interior Building lobby directory and will provide wayfinding signage to direct guests and visitors to the Premises in accordance with the Building standard at Landlord’s cost and expense. Any signage may include Tenant’s corporate logo or graphic on wayfinding signage or beside the main entrance door to the Premises, at Tenant’s cost and expense. Tenant shall be responsible at its cost for maintaining and replacing (as necessary) the signage on or beside the main entrance door to the Premises.

B.[***]

C.[***]

D.[***]

Section     19.02    Telecommunications

    Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications needs within the Premises, without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building (including execution of any access or use agreement required by Landlord); however, Landlord shall not impose an access fee or other fees or charges in connection with any such access or connection of the telecommunication services. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to Tenant or any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto, nor, except as expressly set forth in this Lease, shall any interference with Telecommunications Services being provided to the Premises: (i) entitle Tenant to any abatement or reduction of Rent; (ii) reduce or excuse the performance of Tenant's obligations under this Lease during any such interference; (iii) constitute an actual or constructive eviction of Tenant, in whole or in part; or (iv) entitle Tenant to terminate this Lease. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

Section     19.03    Estoppel Certificate; Financial Information

    Tenant shall, from time to time, [***] after written request by Landlord, execute and deliver to Landlord a written statement certifying to Landlord and/or any prospective purchaser or transferee of Landlord’s interest under this Lease and/or any holder of any Mortgage and/or any landlord under any ground lease and/or any other party reasonably designated by Landlord, the following: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), (ii) the dates to which Rent has been paid, (iii) whether Tenant is then claiming offsets or defenses against Landlord under this Lease (and if so, specifying the nature of the offset or defense), (iv) to the best of Tenant's knowledge whether Landlord is then in default of this Lease (and if so, specifying the nature of the default), and (v) such other factual items concerning this Lease that are not ascertainable from this Lease as such other party may reasonably request. If Tenant fails to provide such written statement in the time set forth herein, Landlord may deliver a second written request to Tenant for such written statement, and failure by Tenant to provide such written statement within five (5) days of Landlord’s second written request shall constitute an Event of Default by Tenant. [***]

Section     19.04    Notices

    Any notice which is required or permitted to be given by either party under this Lease shall be in writing and must be given by: (i) certified or registered U.S. mail, return receipt requested; (ii) hand delivery; (iii) nationally recognized overnight courier service; or (iv) electronic mail (unless the notice is a notice of default in which case electronic mail shall be in addition to another method of (i)-(iii) above), and sent to the intended party at its address(es) set forth in the Basic Lease Provisions. Any such notice shall be deemed received on the earlier of the date received or (a) if sent certified or registered U.S. mail, three (3) business days after the date deposited with the U.S. postal office, or (b) if sent overnight courier, then the next business day after the date deposited with the overnight courier service (provided the courier service was instructed to deliver the notice via one (1) day overnight service). The time period for responding to any such notice shall begin on the date the notice is deemed received, and refusal to accept delivery or inability to accomplish delivery because the party can no longer be found at the then current notice address, shall be deemed receipt. Either party may change its notice address upon ten (10) days prior notice to the other party delivered in accordance with the terms of this Section.
Section     19.05    Force Majeure

    In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any obligation required under this Lease by reason of a strike, lockout, pandemic, shortage of labor or materials, riot, civil commotion, war, an act of terrorism, an act of God, fire or other casualty, failure of power, restrictive governmental laws or regulations, pandemic, epidemic, or other reason of a similar or dissimilar nature beyond the reasonable control of the party delayed in performing the obligation, then performance of such obligation shall be excused for the reasonable period of the delay and the period for the performance of such obligation shall be extended for a period equivalent to the period of such delay. The provisions of this Section do not apply to any monetary obligations of either Landlord or Tenant, and hence the occurrence of such events shall not excuse Tenant from making any payment of Rent when due, or Landlord from making any payment of the tenant improvement allowance or other sums due hereunder when due, nor shall the provisions of this Section operate to extend the Term. Delays or failures to perform resulting from lack of funds shall not be deemed delays beyond the reasonable control of a party.

Section     19.06    Confidentiality

     Tenant covenants and agrees that (i) the terms and conditions of this Lease (whether general or specific) and (ii) any rental amounts, concessions, allowances or other inducements granted or offered to Tenant in connection with this Lease (collectively, the “Confidential Information”), are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent; however, Tenant may disclose the Confidential Information if required by law or court order, and to its brokers, attorneys, accountants, employees, existing or prospective Transferees and existing or prospective financial partners provided same are advised by Tenant of the confidential nature of the Confidential Information.

Section     19.07    Brokers

     A.    Tenant represents and warrants to Landlord that no brokers or agents have represented Tenant in connection with this Lease, except for Tenant’s Broker set forth in the Basic Lease Provisions. Tenant agrees to indemnify and hold harmless Landlord against all costs and expenses (including reasonable attorney fees), liens, brokerage commissions or claims arising from or brought by any broker or agent (other than Tenant’s Broker) claiming to have worked for or represented Tenant in connection with this Lease. Landlord shall be responsible for paying Tenant’s Broker a commission in connection with this Lease pursuant to separate written agreement, provided, however, such payment may come from Landlord’s Broker pursuant to the separate agreement between Landlord and Landlord’s Broker.

B.    Landlord represents and warrants to Tenant that no brokers or agents have represented Landlord in connection with this Lease, except for Landlord’s Broker set forth in the Basic Lease Provisions. Landlord agrees to indemnify and hold harmless Tenant against all costs and expenses (including reasonable attorney fees), liens, brokerage commissions or claims arising from or brought by any broker or agent (including Landlord’s Broker) claiming to have worked for or represented Landlord in connection with this Lease.

C.    Landlord shall be responsible for paying Landlord’s Broker a commission in connection with this Lease pursuant to separate written agreement, which agreement may obligate Landlord’s Broker to pay a portion of its commission to Tenant’s Broker.

Section     19.08    Attorney Fees

    In the event of any litigation between Landlord and Tenant arising out of this Lease, the prevailing party shall be entitled to recover from the non-prevailing party any reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred in connection with such litigation (through all appeals).

Section     19.09    Recording

     Neither this Lease nor any memorandum or short form of this Lease shall be recorded in the public records by Tenant. However, a reasonable memorandum or short form of this Lease may be recorded by Landlord at Landlord’s option and Tenant shall countersign any such instrument in recordable form at the request of Landlord.

Section     19.10    Successors

     The terms and conditions of this Lease shall inure to the benefit of and be binding on the parties hereto and each of their successors and assigns, except as otherwise herein expressly provided.

Section     19.11    Landlord Transfer

    Landlord may sell, assign or otherwise transfer any portion of the Project and its interest under this Lease. If Landlord’s interest under this Lease is sold, assigned or transferred, then effective as of the date of said sale, assignment or transfer, provided Landlord’s successor-in-interest has agreed to be bound by all of the terms of this Lease in writing, Landlord shall be released from any further obligations or liabilities under this Lease that arise from and after the date of any such transfer, and Tenant agrees to look solely to Landlord’s successor-in-interest under this Lease for the performance of such obligations.

Section     19.12    CONSEQUENTIAL, PUNITIVE AND SPECIAL DAMAGES

    NOTWITHSTANDING ANYTHING IN THIS LEASE TO THE CONTRARY, IN NO EVENT SHALL LANDLORD OR ANY LANDLORD PARTY BE LIABLE TO TENANT OR ANY TENANT PARTY FOR ANY LOSS OF BUSINESS OR PROFITS OR FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES OF ANY KIND. NOTWITHSTANDING ANYTHING IN THIS LEASE TO THE CONTRARY, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 18.02 ABOVE, IN NO EVENT SHALL TENANT OR ANY TENANT PARTY BE LIABLE TO LANDLORD OR ANY LANDLORD PARTY FOR ANY LOSS OF BUSINESS OR PROFITS OR FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES OF ANY KIND.

Section     19.13    No Waiver

    No provision of this Lease will be deemed waived by either party unless expressly waived in writing and signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of either party to insist upon the performance by the other party in strict accordance with the terms hereof. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord’s consent or approval respecting any action or inaction by Tenant shall not constitute a waiver of the requirement for obtaining Landlord’s consent or approval respecting any subsequent action or inaction by Tenant.

Section     19.14    WAIVER OF JURY TRIAL

    TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR LITIGATION WITH RESPECT TO, OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF, THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

Section     19.15    Release and Waiver Regarding Security Measures

    Any security measures provided by Landlord may not be treated by Tenant as a guarantee against crime. Landlord does not make, and Tenant hereby waives, any guaranty or warranty, expressed or implied, with respect to security at the Project, or that any security measures will prevent occurrences or consequences of criminal activity. Any mechanical security devices can be rendered inoperative at any time, and Landlord is not responsible for any failure of such devices. If such devices are in need of repair, Tenant waives all warranties, expressed or implied, with respect to Landlord's repair of such devices. Landlord's installation or use of any security measure does not constitute a voluntary undertaking or agreement by Landlord to provide security to Tenant or any Tenant Party. Landlord may modify, reduce or eliminate the use of any security measures at any time without notice to Tenant. Neither Landlord nor the Landlord Parties shall be liable in any way for any disruption in the operation or performance of any security measures. Landlord does not make, and Tenant hereby waives, any guaranty or warranty that the presence of any security measure at the Project or in the Building in any way increases the personal security of Tenant or any Tenant Party or their property. Landlord is not liable to Tenant or any Tenant Party for any injury, damage or loss whatsoever which is caused (i) as a result of any problem, defect, malfunction or the failure of the performance of any security measures or (ii) by any person engaging in criminal activity. Notwithstanding anything to the contrary herein, Landlord shall cause (i) a security desk to serve the Building as required in Section 5.01.A of this Lease and (ii) keep a card reader system or similar system in place with respect to the Building during the Term of this Lease.

Section     19.16    Captions; Construction

     The captions, section numbers, article numbers and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease. Nothing contained in this Lease shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that the only relationship created hereby is that of landlord and tenant. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The word “including” followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation. The word “person” includes a natural person, a partnership, a corporation, a limited liability company, an association and any other form of business association or entity. Both parties having participated fully and equally in the negotiation and preparation of this Lease, and hence this Lease shall not be more strictly construed, nor any ambiguities in this Lease resolved, against either Landlord or Tenant.

Section     19.17    Entire Agreement; Partial Invalidity; No Representations or Warranties

    A.    This Lease and the Exhibits attached hereto represent the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Project. No rights, easements or licenses are acquired in the Project or any land adjacent to the Project by Tenant by implication or otherwise, except as expressly set forth in this Lease. This Lease shall not be modified, changed, altered or amended in any manner except by an instrument in writing executed by the parties.

    B.    If any provisions of this Lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this Lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein.

    C.    EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS LEASE, LANDLORD HAS NOT MADE, AND TENANT MAY NOT RELY ON, ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, WITH REGARD TO THE PROJECT, THE BUILDING, THE PREMISES OR OTHERWISE. IN PARTICULAR, LANDLORD HAS NOT AUTHORIZED ANY EMPLOYEE, AGENT OR BROKER TO MAKE A REPRESENTATION OR WARRANTY INCONSISTENT WITH, OR NOT OTHERWISE CONTAINED IN, THIS LEASE, AND TENANT MAY NOT RELY ON ANY SUCH REPRESENTATION OR WARRANTY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD HEREBY DISCLAIMS, AND TENANT WAIVES THE BENEFIT OF, ANY AND ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF HABITABILITY AND FITNESS OR SUITABILITY FOR A PARTICULAR PURPOSE.

Section     19.18    Governing Law; Counterparts

     This Lease shall be governed by and construed in accordance with the laws of the State in which the Project is located. This Lease may be executed by Landlord and Tenant in one or more counterparts, each of which shall be deemed to be an original, and may be delivered by e-mail (.pdf), but all of which shall constitute one and the same agreement.

Section     19.19    No Offer

    The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes an original of this Lease and delivers it to Tenant.

Section     19.20    Authority; Joint and Several Liability

    A.     Tenant represents and warrants to Landlord that: (a) Tenant is duly formed, validly existing and in good standing under the laws of the State under which Tenant is organized, and qualified to do business in the State in which the Project is located, and (b) the person(s) signing this Lease is (are) duly authorized to execute and deliver this Lease on behalf of Tenant. Tenant agrees to take any and all necessary action to keep its existence as an entity in good standing throughout the Term in the State in which Tenant has been organized and to continue to be qualified to do business in the State in which the Project is located.

    B.     Landlord represents and warrants to Tenant that: (a) Landlord is duly formed, validly existing and in good standing under the laws of the State under which Landlord is organized, and qualified to do business in the State in which the Project is located, and (b) the person(s) signing this Lease is (are) duly authorized to execute and deliver this Lease on behalf of Landlord. Landlord agrees to take any and all necessary action to keep its existence as an entity in good standing throughout the Term in the State in which Landlord has been organized and to continue to be qualified to do business in the State in which the Project is located.

Section     19.21    Anti-Terrorism

    Tenant represents and warrants to Landlord as follows:

A.    Neither Tenant nor any of its affiliates is in violation of any laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”).

    B.    Neither Tenant nor any of its affiliates is a “Prohibited Person” which is defined as follows: (1) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (2) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (3) a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; (4) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or at any replacement website or other replacement official publication of such list; and (5) a person or entity who is affiliated with a person or entity listed above.

    C.    Neither Tenant nor any of its affiliates is or will: (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.

        Landlord represents and warrants to Tenant as follows:

A.    Neither Landlord nor any of its affiliates is in violation of any laws relating to terrorism or money laundering, including the Executive Order and/or the Patriot Act.

    B.    Neither Landlord nor any of its affiliates is a Prohibited Person.

Section     19.22    [***]

Section 19.23    [***]

Section 19.24     [***]

Section 19.25    Tenant’s Security System

Tenant shall be permitted, at its sole cost and expense, to install, operate and maintain, a security system in the Premises (or tie into Landlord’s existing system subject to Landlord’s reasonable requirements). Tenant shall be solely responsible for any costs associated with monitoring such security system. Tenant shall provide Landlord and its property manager with access codes and/or pass keys for the security system as the same may change from time to time. Tenant may install security systems that are compatible with the Building’s system and may also install security systems that are not compatible with the Building’s system. Tenant will coordinate the alarm setting schedule with Landlord so as to not interfere with regularly scheduled obligations of Landlord. On or before the expiration or earlier termination of this Lease, if and to the extent requested by Landlord, Tenant shall remove the security system in a good and workmanlike manner, and repair any damage caused by such removal. Landlord shall provide access cards for the Building for all employees of Tenant at the Premises at Landlord’s sole cost. Any duplicate or replacement cards for such employees shall be at Tenant’s sole cost (currently $12.50 per card).

Section 19.26     Consents and Approvals

Notwithstanding anything to the contrary contained in this Lease, in any instance in which a matter under this Lease or any exhibit hereto is subject to Landlord’s consent, approval, discretion or the like, Landlord shall act reasonably and in good faith and shall not unreasonably withhold, condition or delay the same (unless the applicable Lease provision states that Landlord may act in its sole and/or absolute discretion or in some other fashion).
Section 19.27    Guaranty

    At the time of signing this Lease, Tenant shall cause the Guarantor identified in the Basic Lease Provisions to execute and deliver to Landlord a Guaranty of the obligations of Tenant under this Lease in the form attached hereto as Exhibit "H" and made a part hereof.

Section 19.28    [***]
[Remainder of Page Left Blank, Signature Page and Exhibits to Follow]

IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease as of the day and year first above written intending to be legally bound hereby.

LANDLORD:
LEGACY BRIDGEWATER, LLC,
a Delaware limited liability company

By:
Name: Jay Rappaport
Title: Chief Executive Officer

TENANT:
LEGEND BIOTECH USA, INC.
a Delaware corporation

By:
Name: _____________________________________
Title: ______________________________________

EXHIBIT "A"

LEGAL DESCRIPTION

[***]

EXHIBIT "A-1"

SITE PLAN SHOWING PARKING AND RESERVED PARKING SPACES

[***]

EXHIBIT "B"

FLOOR PLAN SHOWING PREMISES

[***]

EXHIBIT "C"

WORK LETTER

[***]

EXHIBIT "D"

RULES AND REGULATIONS

[***]

EXHIBIT "E"

PARKING EXHIBIT

[***]

EXHIBIT "F"

[***]

EXHIBIT "G"

[***]

EXHIBIT "H"

GUARANTY OF LEASE

[***]

EXHIBIT "I"

[***]